AGREEMENT FOR PURCHASE AND
                   SALE OF PARTNERSHIP INTERESTS

                          by and between

                     DAKOTA MEDICAL FOUNDATION

                                AND

      PARACELSUS HEALTHCARE CORPORATION OF NORTH DAKOTA, INC.










                            DATED AS OF

                            JUNE 1, 1998

                         TABLE OF CONTENTS

                                                                      PAGE


Section 1.
     Definitions                                                        1
     1.01. Definitions                                                  1
     1.02. Other Definitions                                            8

Section 2.Sale and Purchase                                             8
     2.01. Sale and Purchase                                            8
     2.02. Purchase Price                                               8
     2.03. Method of Payment                                            8
     2.04. Escrow                                                       8
     2.05. Full Payment                                                 8

Section 3.Additional Covenants and Agreements                           8
     3.01. Effect on Prior Agreements                                   9
          a.   Prior Agreements                                         9
          b.   Survival of Representations                              9
          c.   Rights Not Affected By Knowledge                         9
     3.02. Specific Actions on Prior Agreements                        10
          a.   Partnership Agreement                                   10
          b.   Contribution Agreement                                  10
          c.   Operating Agreement                                     10
     3.03 Exercise of Put Right                                        10
     3.04 Effect on Partnership                                        10
          a.   Dissolution                                             10
          b.   Winding Up                                              11
          c.   Termination                                             12
               3.05. Tax Matters                                       12
     3.06. Disclaimer of Fiduciary Obligations                         12
     3.07. Resignation of Positions with Partnership                   12
     3.08. Maintain Existence & Preserve Proceeds                      12
     3.09. Mutual Releases                                             13
     3.10. No Disparagement                                            13
     3.11. Information for Tax Returns                                 14
     3.12. Noncompetition & Nonsolicitation Covenants                  14
          a.   Statement of Enforceability                             14
          b.   Noncompetition Covenant                                 14
          c.   Nonsolicitation Covenant                                15
          d.   Injunctive Remedy                                       15

          e.   Other Relief                                            16
          f.   Information                                             17
     3.13. Maintenance of Insurance                                    17
     3.14. Confidentiality of Records                                  17

Section 4.Representations and Warranties of Dakota about Dakota        18
     4.01. Authorization of Transaction                                18
     4.02. Organization; Good Standing                                 18
     4.03. Membership                                                  19
     4.04 No Subsidiaries or Affiliates                                19
     4.05. Litigation and Related Matters                              19
     4.06. Insurance Coverages                                         19
     4.07. Financial Statements                                        19
     4.08. No Undisclosed Liabilities                                  20
     4.09. No Joint Partner Liabilities                                20
     4.10. Compliance with Prior Agreements                            20
     4.11. Compliance with Legal Requirements                          20
     4.12. Good Title to Dakota Partnership Interest                   20
     4.13. No Conflict; Effect of Agreement                            20
     4.14. Taxes                                                       22
     4.15. Solvency                                                    22
     4.16. No Other Agreements                                         22
     4.17. No Broker's Fee                                             23
     4.18. No Consents Required                                        23
     4.19. Statements True and Correct                                 23

Section 5.Mutual Representations and Warranties about Partnership      23
     5.01. Organization; Good Standing                                 23
     5.02. Capitalization                                              23
     5.03. Full and Complete Information                               23
     5.04. Compliance with Prior Agreements                            23

Section 6.Representations and Warranties of Paracelsus ND              24
     6.01. Authorization of Transaction                                24
     6.02. Organization; Good Standing                                 24
     6.03. Insurance Coverages                                         25
     6.04. Financial Statements                                        25
     6.05. No Undisclosed Liabilities                                  25
     6.06. No Joint Partner Liabilities                                26
     6.07. Compliance With Prior Agreements                            26
     6.08. Compliance With Legal Requirements                          26
     6.09. No Conflict, Effect of Agreement                            26

     6.10. Taxes                                                       27
     6.11. Solvency                                                    28
     6.12. No Other Agreements, No Liens                               28
     6.13. No Broker's Fee                                             28
     6.14. No Consents Required                                        28
     6.15. Statements True and Correct                                 29
     6.16. Operation of Partnership                                    29

Section 7.Rights and Obligations Pending Closing                       29
     7.01. Confidential Information                                    29
     7.02. Public  Announcements                                       30
     7.03. Access and Investigation                                    30
     7.04. Maintenance of the Business of Partnership                  31
     7.05. Negative Covenant Paracelsus ND                             31
     7.06. Required Approvals; Governmental Authorizations             31
     7.07. Best Efforts                                                31
     7.08. Notification                                                31
     7.09. No Negotiation                                              32

Section 8.Conditions Precedent to Paracelsus ND's Obligation to Close  32
     8.01. Closing Certificate                                         32
          a.   Representations and Warranties of Dakota                32
          b.   Obligations of Dakota                                   32
     8.02. Secretary's Certificate                                     33
     8.03. Legal Matters                                               33
     8.04. No Prohibition                                              33
     8.05. Necessary Consents                                          33
     8.06. No Claim Regarding Ownership or Sale Proceeds               33
     8.07. Delivery of Documents                                       33
     8.08. Legal Opinion                                               34

Section 9.Conditions Precedent to Dakota's Obligation to Close         34
     9.01 Closing Certificate                                          34
     .    a. Representations and Warranties of Paracelsus ND           34
          b.   Obligations of Paracelsus ND                            34
     9.02. Secretary's Certificate                                     34
     9.03. Payment of Purchaser Price                                  35
     9.04. Delivery of Documents                                       35
     9.05. Legal Opinions                                              35

Section 10.Deliveries at Closing; Post-Closing Further Assurances      35

     10.01. Deliveries by Dakota                                       35
          a.   Corporate Documents and Certificates                    35
          b.   Closing Certificate                                     35
          c.   Secretary's Certificate                                 35
          d.   Written Resignation                                     35
          e.   Escrow Agreement                                        35
          f.   Partnership Interest Assignment                         35
          g.   Legal Opinion                                           36
          h.   Other Documents                                         36

     10.02. Further Assurances by Dakota                               36
     10.03. Deliveries by Paracelsus ND                                36
          a.   Corporate Documents and Certificates                    36
          b.   Closing Certificate                                     36
          c.   Secretary's Certificate                                 36
          d.   Purchase Price                                          36
          e.   Escrow Agreement                                        36
          f.   PHC Guaranty Agreement                                  36
          g.   Legal Opinion                                           36

Section 11. Closing                                                    37
     11.01. Closing; Effective Time                                    37
          a. Closing                                                   37
          b. Effective Time                                            37

Section 12. Termination                                                27
     12.01. Grounds For Termination                                    28
     12.02. Effect of Termination                                      28

Section 13. Tolling                                                    38
     13.01. Exercise of Tolling Right                                  38
     13.02. Duration of Tolling Period                                 38
          a.   Litigation Intervention                                 38
          b.   Failure of Dakota to Close                              39
     13.03. Distributions During Tolling                               39
     13.04. Paracelsus ND's Rights Upon Tolling                        39
     13.05. Effect of Tolling                                          39

Section 14.Survival of Representations; Indemnification                39
     14.01. Survival of Representations                                39
          a. Survival Period                                           39
          b. Rights Not Affected by Knowledge                          40
     14.02 Survival of Indemnification Provisions in Prior Agreements  40
          a.   Contribution Agreement                                  40
          b.   Operating Agreement                                     40
     14.03. Indemnification of Paracelsus ND                           40
     14.04. Indemnification of Dakota                                  41
     14.05. Limitations on Liability                                   42
     14.06. Thresholds                                                 42
     14.07. Effect of Taxes and Insurance                              42
     14.08. Escrow Fund Setoff Right; Notice                           43
     14.09. Procedure for Indemnification; Third Party Claims          43
     14.10. Procedure for Indemnification; Other Claims                44

Section 15.Notice                                                      45
     15.01. Notices                                                    45

Section 16.Miscellaneous                                               46
     16.01. Transaction Costs and Expenses                             46
     16.02. Assignability; Binding Effect; Third Parties               46
     16.03. Waiver                                                     47
     16.04. Severability                                               47
     16.05. Further Assurances                                         47
     16.06. Entire Agreement; Headings; Incorporation by Reference     47
     16.07. Governing Law; Venue; Attorney's Fees                      47
     16.08. Multiple Counterparts                                      48
     Signatures                                                        49

SCHEDULES

Schedule 3.12.b - Restricted Territory
Dakota Disclosure Schedule
Paracelsus ND Disclosure Schedule


EXHIBITS

Exhibit "A " - Form of Escrow Agreement
Exhibit "B " - Form of PHC Guaranty Agreement
Exhibit "C " - Form of Partnership Interest Assignment

                        AGREEMENT FOR PURCHASE AND
                   SALE OF PARTNERSHIP INTERESTS

     This Agreement for Purchase and Sale of Partnership Interests, dated as of June 1, 1998 (the "AGREEMENT"), is entered into by and between DAKOTA MEDICAL FOUNDATION, a North Dakota non-profit corporation (f/k/a Dakota Hospital) ("DAKOTA"), and PARACELSUS HEALTHCARE CORPORATION OF NORTH DAKOTA, INC., a North Dakota corporation (f/k/a Champion Healthcare Corporation of North Dakota, Inc.) ("PARACELSUS ND").

                             RECITALS

     WHEREAS, Dakota and Paracelsus ND previously entered into a partnership agreement forming a North Dakota general partnership on November 18, 1994 and thereafter entered into as of December 31,1994 the Partnership Agreement and the Partnership began doing business as Dakota Heartland Health System ("DHHS"); and

     WHEREAS, under the provisions of the Partnership Agreement, Dakota and Paracelsus ND each own fifty percent (50%) of the Partnership
Interests; and

     WHEREAS, under Section 3.03(g) of the Partnership Agreement, Dakota has the right to require Paracelsus ND to purchase the Dakota Partnership Interest (the "PUT"), and by letter dated August 20, 1997 (the "PUT EXERCISE DATE"), Dakota gave Paracelsus ND notice that it was exercising the Put; and

     WHEREAS, in accordance with the Put, Paracelsus ND desires to purchase from Dakota, and Dakota desires to sell to Paracelsus ND, the Dakota Partnership Interest, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, and covenants stated herein, and the other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

                            SECTION 1.
                            DEFINITIONS

     1.01. DEFINITIONS. As used herein, the following terms have the meanings specified or referred to in this section (unless specifically defined or the context clearly requires otherwise):

     "ACT" means the North Dakota Uniform Partnership Act, as amended and any corresponding provisions of succeeding law, and the regulations promulgated thereunder.

     "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by, or under common control with that first Person. For purposes of this definition, the terms "control" and "controlled by" and "under common control with" mean, (i) with respect to any corporation or other entity having voting shares or the equivalent and elected or appointed directors, managers, or other Persons performing similar functions, the ownership or power to vote more than 50% of shares or the equivalent having the power to vote in the election or appointment of directors, managers, or other Persons performing similar functions or the ability to direct its business affairs through Contract or otherwise, and
(ii) with respect to any other Person, the ability to direct its business and affairs through Contract or otherwise.

     "AGREEMENT" has the meaning given that term in the opening paragraph hereof, as such may be amended from time to time.

     "AVAILABLE CASH" has the meaning given that term in Section 1.01 of the Partnership Agreement.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of North Dakota are closed.

     "CLOSING" has the meaning given that term in SECTION 11.01.A hereof.

     "CLOSING DATE" has the meaning given that term in SECTION 11.01.A hereof.

     "CONFIDENTIAL INFORMATION" has the meaning given that term in SECTION 7.01.A hereof.

     "CONSENT" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTRACT" means any contract, agreement, obligation, promise, commitment, arrangement, document, instrument, or undertaking (whether written or oral, and whether express or implied) that is legally binding.

     "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement, dated as of November 18, 1994, as amended, between Dakota, DHE II, Paracelsus ND, PHC/CHC, and the Partnership.

     "DAKOTA" has the meaning given that term in the opening paragraph hereof.

     "DAKOTA CLAIMS" has the meaning given that term in SECTION 14.03 hereof.

     "DAKOTA DISCLOSURE SCHEDULE" has the meaning given that term in the opening paragraph of SECTION 4 hereof.

     "DAKOTA FINANCIAL STATEMENTS" has the meaning given that term in
SECTION 4.07 hereof.

     "DAKOTA INDEMNIFIED PARTIES" has the meaning given that term in
SECTION 14.03 hereof.

     "DAKOTA INTERIM FINANCIAL STATEMENTS" has the meaning given that term in SECTION 4.07 hereof.

     "DAKOTA PARTNERSHIP INTEREST" means the entire Partnership Interest of Dakota.

     "DAKOTA PERMITTED CLAIM" has the meaning given that term in SECTION
14.05.

     "DAKOTA THRESHOLD" has the meaning given that term in SECTION 14.05.

     "DEFAULT CLOSING DATE" has the meaning given that term in SECTION
13.02.

     "DHE II" means Dakota Health Enterprises II, Inc., a North Dakota corporation.

     "DHHS" has the meaning given that term in the first recital paragraph hereof.

     "EFFECTIVE TIME" has the meaning given that term in SECTION 11.01.B hereof.

     "ESCROW AGENT" means Norwest Investment Services, Inc., and its successors and permitted assigns.

     "ESCROW AGREEMENT" means that certain Escrow Agreement, dated as of the Closing Date, between Paracelsus ND, Dakota, and the Escrow Agent, in substantially the form attached hereto as EXHIBIT "A ".

     "ESCROW FUND" has the meaning given that term in SECTION 2.03 hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and any corresponding provisions of succeeding law, and the regulations promulgated thereunder.

     "GAAP" means the generally accepted accounting principles in the United States, in effect from time to time.

     "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (iv) multi-national organization or body, or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "GUARANTY AGREEMENT" means that certain Guaranty Agreement, dated December 21, 1994, as amended, between PHC/CHC, the Partnership, and Dakota.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and any corresponding provisions of succeeding law, and the regulations promulgated thereunder.

     "INDEMNITEE" means a party seeking indemnification.

     "INDEMNITOR" means a party against whom a claim for indemnification is made.

     "IRC" means the Internal Revenue Code of 1986, as amended and any corresponding provisions of succeeding law, and the regulations promulgated thereunder.

     "KNOWLEDGE" with respect to:

     (i) an individual, is deemed to exist of a particular fact or other matter if, such individual is, or has at any time been, (y) actually aware of such fact or other matter, or (z) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable inquiry about the existence of such fact or other matter; and

     (ii) any Person (other than an individual), is deemed to exist of a particular fact or other matter if, any individual who is serving, or who at any time has served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge (as defined in "(i)" above) of such fact or other matter.

     "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multi-national, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "LIENS" means all mortgages, deeds of trust, claims, liens, judgments, security interests, pledges, leases, conditional sale contracts, rights of first refusal, options, charges, liabilities, debts, obligations, agreements, powers of attorney, limitations, reservations, restrictions, and other encumbrances or adverse claims of every kind and nature, including any restriction on use, voting, transfer, receipt of income, or exercise of any attribute of ownership.

     "LOSSES" has the meaning given that term in SECTION 14.02 hereof.

     "OPERATING AGREEMENT" means that certain Operating Agreement, dated December 21, 1994, as amended, between PHC/CHC, the Partnership, Dakota, and Paracelsus ND.

     "NEW CLOSING DATE" has the meaning given that term in SECTION 13.02.

     "ORDINARY COURSE OF BUSINESS" means an action taken by a Person that is:

     (i) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (ii) not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), and is not required to be specifically authorized by the parent company, if any, of such Person; and

     (iii) similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (of by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "PARACELSUS ND" has the meaning given that term in the opening paragraph hereof.

     "PARACELSUS ND CLAIMS" has the meaning given that term in the last sentence of SECTION 14.02 hereof.

     "PARACELSUS ND DISCLOSURE SCHEDULE" has the meaning given that term in the opening paragraph of SECTION 6 hereof.

     "PARACELSUS ND INDEMNIFIED PARTIES" has the meaning given that term in
SECTION 14.02 hereof.

     "PARACELSUS ND PERMITTED CLAIM" has the meaning given that term in
SECTION 14.05.

     "PARACELSUS ND THRESHOLD" shall have the meaning given that term in
SECTION 14.05.

     "PARTNERSHIP" means the North Dakota general partnership named Dakota/Champion Partnership formed pursuant to the Partnership Agreement and doing business as Dakota Heartland Health System.

     "PARTNERSHIP AGREEMENT" means that certain Amended and Restated Partnership Agreement of Dakota/Champion Partnership, dated as of December 21, 1994, as amended, between Dakota and Paracelsus ND.

     "PARTNERSHIP INTEREST" means the entire ownership interest of a partner in the Partnership, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to consent or approve.

     "PARTNERSHIP INTEREST ASSIGNMENT" means that certain Partnership Interest Assignment, dated as of the Closing Date, given by Dakota in favor of Paracelsus ND, in substantially the form attached hereto as EXHIBIT "C".

     "PERSON" includes any individual, partnership, joint venture, limited partnership, limited liability company, trust, estate, corporation (including a non-profit corporation), association, custodian, trustee, executor, administrator, or other entity or Governmental Body.

     "PHC" means Paracelsus Healthcare Corporation, a California corporation.

     "PHC/CHC" means PHC/CHC Holdings, Inc., a Delaware corporation (f/k/a Champion Healthcare Corporation).

     "PHC GUARANTY AGREEMENT" means that certain Guaranty Agreement, dated as of the Closing Date, between PHC and Dakota, in substantially the form attached hereto as EXHIBIT "B".

     "PRIME RATE" has the meaning given that term in SECTION 14.07 hereof.

     "PRIOR AGREEMENTS" has the meaning given that term in SECTION 3.01.A hereof.

     "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "PROPOSED CLOSING DATE" has the meaning given that term in SECTION
13.02.

     "PURCHASE PRICE" has the meaning given that term in SECTION 2.02 hereof.

     "PUT" has the meaning given that term in the third recital paragraph hereof.

     "PUT CLOSING PERIOD" has the meaning given that term in SECTION 13.01 hereof.

     "PUT EXERCISE DATE" has the meaning given that term in the third recital paragraph hereof.

     "REPRESENTATIVES" means the members, directors, trustees, officers, employees, agents, financial advisers, accountants, and attorneys of a Person in such capacity.

     "RESTRICTED ACTIVITY" has the meaning given that term in SECTION 3.12.B hereof.

     "RESTRICTED CAPACITY" has the meaning given that term in SECTION 3.12.B hereof.

     "RESTRICTED PERIOD" has the meaning given that term in SECTION 3.12.B hereof.

     "RESTRICTED TERRITORY" has the meaning given that term in SECTION 3.12.B hereof.

     "RESTRICTIONS" has the meaning given that term in SECTION 3.12.E hereof.

     "SECURITIES ACT" means the Securities Act of 1933, as amended and any corresponding provisions of succeeding law, and the regulations promulgated thereunder.

     "SUBSIDIARY" means, with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

     "TAX" or "TAXES" means any Governmental Body tax assessment, penalty, interest, fee, or other charge.

     "TAX RETURN" means any return (including an information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "TOLLING DATE" has the meaning given that term in SECTION 13.01 hereof.

     "TOLLING NOTICE" has the meaning given that term in SECTION 13.01 hereof.

     "TOLLING NOTICE RESPONSE" has the meaning given that term in SECTION
13.02 hereof.

     "TOLLING PERIOD" has the meaning given that term in SECTION 13.02 hereof.

     "TOLLING PERIOD NOTICE" has the meaning given that term in SECTION
13.02 hereof.

     "TRANSACTION" means the sale and purchase of the Dakota Partnership Interest and performance of the other covenants and agreements described herein.

     "TRANSACTION DOCUMENTS" means this Agreement, the Escrow Agreement, the PHC Guaranty Agreement, the Partnership Interest Assignment, and the documents, instruments, exhibits, schedules, certificates, and lists referred to herein relating to each of the foregoing, as applicable to each of Paracelsus ND and Dakota.

     1.02. OTHER DEFINITIONS. Other terms may be defined elsewhere herein and have the meanings so given to them.

                            SECTION 2.
                         SALE AND PURCHASE

     2.01. SALE AND PURCHASE. Upon the terms and subject to the conditions set forth herein, at the Closing, Dakota agrees to sell, transfer, convey, assign and deliver to Paracelsus ND, free and clear of all Liens, and Paracelsus ND thereupon agrees to purchase and acquire from Dakota, the Dakota Partnership Interest.

     2.02. PURCHASE PRICE. The total purchase price to be paid by Paracelsus ND for the Dakota Partnership Interest shall be SIXTY-FOUR MILLION FIVE HUNDRED TWENTY-EIGHT THOUSAND FOUR HUNDRED AND SIXTEEN DOLLARS ($64,528,416) (the "PURCHASE PRICE").

     2.03. METHOD OF PAYMENT.   At the Closing, Paracelsus ND shall pay to
Dakota the Purchase Price by wire transfer or delivery of other immediately available funds to the account or accounts designated by Dakota, less $6,450,000 (the "ESCROW FUND") which shall be wire transferred by Paracelsus ND to the Escrow Agent to be held, invested, and disbursed pursuant to the Escrow Agreement.

     2.04. ESCROW. Dakota shall not be entitled to receive any portion of the Escrow Fund, except pursuant to the terms of the Escrow Agreement, and after deducting and offsetting all amounts permitted hereunder or thereunder.

     2.05. FULL PAYMENT.  The payment of the Purchase Price under SECTION
2.03 hereof shall be payment in full for the Dakota Partnership Interest and the other rights and privileges granted to Paracelsus ND hereunder.

                            SECTION 3.
                ADDITIONAL COVENANTS AND AGREEMENTS

     Paracelsus ND and Dakota covenant and agree as follows:

     3.01. EFFECT ON PRIOR AGREEMENTS.

           A. PRIOR AGREEMENTS. Paracelsus ND and Dakota acknowledge having previously entered into the Partnership Agreement, Contribution Agreement, and Operating Agreement (collectively, the "PRIOR AGREEMENTS"), and agree that the provisions of the Prior Agreements which specifically survive termination according to the provisions thereof shall continue in full force and effect both after the date hereof and the Closing Date in accordance with their respective provisions, except as specifically amended, modified, or terminated by this Agreement. Except as specifically set forth herein, neither this Agreement nor the amendment, modification, or termination of the Prior Agreements, or any provisions thereof, shall relieve or otherwise release any of the parties thereto from any failure to perform or other breach thereunder during the period such Prior Agreements were in effect. To the extent there is a conflict between the provisions of any of the Prior Agreements and the Transaction Documents, the provisions of the Transaction Documents shall govern.

           B.  SURVIVAL OF REPRESENTATIONS.

               I. Paracelsus ND and Dakota each ratify and confirm that they have complied in all material respects with their respective covenants and agreements in the Prior Agreements.

               II. Notwithstanding the provisions of the Contribution Agreement, (i) Dakota agrees that its representations, warranties, covenants, and agreements in the following sections of the Contribution Agreement are extended and shall survive the Closing for a period of ten (10) years thereafter: Section 5.1 (Corporate Capacity), Section 5.3 (Corporate Powers, Etc.), Section 5.6 (Extraordinary Liabilities), Section 5.10 (Medicare Participation/Accreditation), Section 5.11 (Compliance with Law),
     Section 5.12 (Agreements and Commitments), Section 5.22 (Third Party Payor Cost Reports), and Section 5.27 (Full Disclosure); and (ii) Paracelsus ND agrees that its representations, warranties, covenants, and agreements in the following sections of the Contribution Agreement are extended and shall survive the Closing for a period of ten (10) years thereafter: Section 6.1 (Corporate Capacity), Section 6.2 (Corporate Powers, Etc.), Section 6.4 (Extraordinary Liabilities),
     Section 6.8 (Medicare Participation/Accreditation), Section 6.9 (Compliance with Law), Section 6.10 (Agreements and Commitments),
     Section 6.19 (Third Party Payor Cost Reports), and Section 6.24 (Full Disclosure). Neither party shall be deemed as making, as of the effective date hereof or as of the Closing Date, the representations, warranties, covenants, and agreements in the sections of the Contribution Agreement referenced in this SECTION 3.01.B.II.

           C.  RIGHTS NOT AFFECTED BY KNOWLEDGE.   Each party is entitled
to and is deemed to have reasonably relied upon the representations, warranties, covenants, and agreements of the other party in the Prior

Agreements. The right to indemnification and other remedies based upon such representations, warranties, covenants, and agreements will not be lost, waived, reduced, or otherwise affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of any of the Prior Agreements or any of the Transaction Documents on the Closing Date, with respect to the accuracy or inaccuracy of or compliance or failure to comply with, any such representation, warranty, covenant, or agreement. Further, no such right to indemnification and other remedies shall be affected by Paracelsus ND's belief that any such representation or warranty is or has been false or inaccurate, or that any such covenant or agreement is or has been breached. Further, the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants, or agreements.

     3.02. SPECIFIC ACTIONS ON PRIOR AGREEMENTS.

           A. PARTNERSHIP AGREEMENT. Subject to SECTION 3.04 hereof, the Partnership Agreement shall continue in full force and effect until such time as the Partnership has terminated, at which time the Partnership Agreement shall also terminate.

           B.  CONTRIBUTION AGREEMENT.  Effective upon the Closing, Section
11.2 of the Contribution Agreement shall terminate, Section 11.1 of the Contribution Agreement shall be superseded in its entirety by SECTION 3.12 hereof, and, except as expressly amended by this Agreement, all other provisions of the Contribution Agreement shall remain in full force and effect.

           C. OPERATING AGREEMENT. Effective upon the Closing, the Operating Agreement shall terminate.

     3.03. EXERCISE OF PUT RIGHT. Dakota acknowledges that it exercised the Put on the Put Exercise Date.

     3.04. EFFECT ON PARTNERSHIP.

           A.  DISSOLUTION.

               I. Paracelsus ND and Dakota agree that, effective upon the Closing, Dakota shall be deemed to have voluntarily withdrawn from the Partnership without any further action and the Partnership shall be
     dissolved by mutual agreement.   Dakota agrees that, after the
     Closing, it (i) will not be a partner in the Partnership, (ii) shall have no power or authority with respect to the Partnership, and (iii) shall not hold itself out as, and shall affirmatively give notice to any Person who reasonably should be so informed, that it is no longer a partner in the Partnership. Paracelsus ND shall have the right to review and approve, in advance of being filed or given, any Statement of Disassociation under the Act or other filings or notices filed or given by Dakota.

               II. Dakota agrees that it shall have no right after the Closing to participate in or receive any portion of the Partnership's business, profits, losses, assets, capital, or distributions, or any other element of a Partnership Interest, but shall only have the right to receive payment of the Purchase Price and any other amounts specifically set forth herein. Dakota agrees that the Purchase Price is payment in complete liquidation and satisfaction of all rights and interests it has in the Partnership, including, but not limited to, the Dakota Partnership Interest.

               III. Except as may be limited by SECTION 13.05, Paracelsus shall within sixty (60) days after Closing determine whether as of Closing, there is Available Cash, and if there is Available Cash, distribute to Dakota its share thereof within five (5) days of such determination in accordance with the Partnership Agreement and provide Dakota with the accounting and financial statements upon which it relied when calculating the amount of the Available Cash.

           B.  WINDING UP.

               I. Dakota agrees that Paracelsus ND shall have the sole power and authority over winding up the Partnership's business after
     Closing.   Except as required in Paracelsus ND's discretion for
     winding up the Partnership's business, no further business shall be conducted by Paracelsus ND or Dakota in the name of or on behalf of the Partnership after the Closing.

               II. As the sole event of winding up the Partnership's business, Paracelsus ND shall promptly after the Closing assume and be assigned, delegated, and distributed all of the assets, capital, rights, liabilities, obligations, and business of the Partnership as it exists on the Closing Date. This provision shall not in any way limit the rights and obligations specifically set forth herein.

               III. Dakota agrees that, in the absence of fraud, it shall have no right to, and hereby waives, any right to an accounting or settlement of or right to compel liquidation of the Partnership following dissolution of the Partnership.

               IV. From and after the Closing, the parties shall not owe any duties or have any obligations or liabilities to each other with respect to the Partnership, in the process of winding up or otherwise, except as specifically set forth herein.

            V. Dakota agrees not to take any action that is inconsistent with, or not necessary to or appropriate for, winding up the Partnership's business in Paracelsus ND's discretion, and further agrees to take such actions and execute and deliver such documents as Paracelsus ND may reasonably request for winding up the Partnership's business and terminating the Partnership.

           C.  TERMINATION.    The Partnership shall terminate for all
purposes when the winding up of its business has been completed by Paracelsus ND.

     3.05. TAX MATTERS.   The Partnership's items of income, gain, loss,
and deduction shall be allocated to Paracelsus ND and Dakota for the Tax year that includes the Closing Date in accordance with Article V of the Partnership Agreement. Dakota shall not be allocated a share of any such Partnership items of income, gain, loss, or deduction for any subsequent year. The parties shall each timely file all required Tax Returns and reports relating to their Partnership Interests and the Transaction.

     3.06. DISCLAIMER OF FIDUCIARY OBLIGATIONS. Dakota and Paracelsus ND agree that, with respect to this Transaction, each is an independent party. Each is an experienced and sophisticated business entity, and is relying on its own Representatives in determining to enter into and consummate the Transaction. The relationship between Dakota and Paracelsus ND as partners in the Partnership shall not create fiduciary obligations with respect to each other for the purposes of the Transaction.

     3.07. RESIGNATION OF POSITIONS WITH PARTNERSHIP. At the Closing, Dakota shall tender to the Secretary of the Governing Board of the Partnership the written resignations of all its nominees or appointees to the Governing Board or other offices or positions with the Partnership, effective as of the Closing Date, from all offices and positions with the Partnership.

     3.08. MAINTAIN EXISTENCE AND PRESERVE PROCEEDS.

           A.  Dakota agrees to maintain and preserve:

            I. The corporate existence and good standing of Dakota under the applicable Legal Requirements of the State of North Dakota for a period of at least ten (10) years after the Closing Date; and

               II. The Escrow Fund (in the amounts as required from time-to-time under the Escrow Agreement), subject to the rights of Paracelsus ND under this Agreement and the Escrow Agreement; and

               III. The principal amount of the Purchase Price, less the Escrow Fund (in the amounts as required from time-to-time under the Escrow Agreement), for a period of at least nine (9) years after the Closing Date, subject only to distributions thereof required by North Dakota or Federal statute or regulation for it to maintain its tax exempt status as a private foundation described in <section>501(c)(3) and <section>509(a) of the IRC.

           B. Dakota further agrees not to intentionally, at any time, dissolve, liquidate, or take any other action, or fail to take any action, which would diminish the principal amount of the Purchase Price or the Escrow Fund as required to be maintained and preserved in accordance with
SECTION 3.08.A hereof or otherwise adversely affect the rights of Paracelsus ND or any of the other Paracelsus Indemnified Parties under any of the Transaction Documents or Prior Agreements.

     3.09. MUTUAL RELEASES. Except for those matters for which indemnification is specifically provided for herein, upon the Closing (i) Dakota irrevocably and unconditionally forever releases, discharges, and covenants not to sue Paracelsus ND, PHC/CHC, PHC, or the Partnership, or any of their respective successors, assigns, Affiliates, Subsidiaries, insurers, or Representatives, and (ii) Paracelsus ND irrevocably and unconditionally forever releases, discharges, and covenants not to sue Dakota, or any of it's successors, assigns, Affiliates (such term in this SECTION 3.09 shall not include the Dakota Clinic, Ltd., its owners or employees), Subsidiaries, insurers, or current or past Representatives, from and against any and all complaints, grievances, demands, obligations, promises, agreements, claims, damages, actions, causes of action, and costs and expenses (including, but not limited to, attorney and expert witness fees), of whatsoever kind or nature, whether known or unknown, asserted or not asserted, accruing or arising prior to or existing on the Closing Date which such party may have or claim to have against any of the foregoing released Persons regarding any and all matters between any of them; PROVIDED, HOWEVER, this section shall not release or otherwise apply to any of the liabilities or obligations set forth in, provided for, or created by this Agreement or any of the other Transaction Documents. In addition, except as otherwise permitted by this Agreement or required by applicable Legal Requirement, Paracelsus ND and Dakota each hereby covenant and agree that it shall not, with the intent of a claim or action being brought against the other, take any action to solicit, promote, facilitate, encourage, or assist any third party or any Governmental Body in bringing such a claim or action.

     3.10. NO DISPARAGEMENT.  During the Restricted Period:

     A. Dakota agrees, on behalf of itself and its Representatives while acting in such Person's capacity as a Representative, that any future statement or comment, whether written or oral, that any such Person may make about Dakota's relationship and dealings with Paracelsus ND, PHC/CHC, or PHC prior to the Closing Date, or the operations of the Partnership prior to the Closing Date, will not be of a derogatory nature and will not disparage, question, or impugn the reputation, business ability or acumen, or standing in the business community or in the community as a whole, of Paracelsus ND, PHC/CHC, PHC, or the Partnership, or any of the respective Representatives thereof, in such Person's capacity as a Representative; and

     B. Paracelsus ND agrees, on behalf of itself and its Representatives while acting in such Person's capacity as a Representative, that any future statement or comment, whether written or oral, that any such Person may make about Paracelsus ND's relationship and dealings with

Dakota prior to the Closing Date, or the operations of the Partnership prior to the Closing Date, will not be of a derogatory nature and will not disparage, question, or impugn the reputation, business ability or acumen, or standing in the business community or in the community as a whole, of Dakota or any of the respective Representatives thereof, in such Person's capacity as a Representative; PROVIDED HOWEVER

     C. The restrictions in this SECTION 3.10 shall not place a limitation on either party or their Representatives in filing a court action, filing a response to any court action, filing court documents in furtherance of any court action or providing sworn statements or testimony directly related to a court action.

     3.11. INFORMATION FOR TAX RETURNS. Dakota shall cooperate with Paracelsus ND and the Partnership after the Closing, by providing either or both of them, without any additional consideration, promptly upon request, such records and other information regarding the Partnership, as may reasonably be requested from time to time by either or both of them, in connection with the preparation or audit of federal, state and local income and other Tax returns, and audits, disputes, refund claims or litigation relating thereto. In such connection, and strictly for such purpose, Dakota will afford Representatives of Paracelsus ND and the Partnership access to books and records relating to the Partnership which are not acquired by Paracelsus ND hereunder or retained by the Partnership.

     3.12. NONCOMPETITION AND NONSOLICITATION COVENANTS. For purposes of this SECTION 3.12 the term "Affiliate(s)" shall not include members of Dakota who are physicians, the Dakota Clinic, Ltd. or the employees of the Dakota Clinic, Ltd. The exclusion of physicians from the definition of Affiliate(s) in this SECTION 3.12 is not intended to allow Dakota to engage in any Restricted Activity with any such physician(s).

           A.  STATEMENT OF ENFORCEABILITY.  Dakota acknowledges that this
SECTION 3.12 is entered into in conjunction with the sale of a partnership interest and upon or in anticipation of a dissolution of a partnership and, therefore, is fully enforceable as written under N.D.C.C <section> 9-08-06(2) and other applicable Legal Requirements. Dakota further acknowledges that the provisions in this section are conditions precedent and material inducements to Paracelsus ND entering into this Agreement and consummating the Transaction.

           B. NONCOMPETITION COVENANT. Dakota agrees, for itself and its Affiliates, that during the period beginning on the Closing Date and continuing for a period of five (5) years thereafter (the "RESTRICTED PERIOD"), neither Dakota nor any of its Affiliates will, directly or indirectly, either as an employee, employer, independent contractor, consultant, agent, principal, owner, partner, shareholder, member, officer, director, or in any other individual or representative capacity (collectively, the "RESTRICTED CAPACITY"), own, manage, operate, consult with, control, engage in, loan money to, finance, guaranty the performance, obligation or indebtedness of, or otherwise fund or participate in any manner whatsoever in, (i) any healthcare facility (which shall include, without limitation, general acute care hospitals, speciality hospitals, comprehensive rehabilitation facilities, rehabilitation agencies, diagnostic imaging centers, ambulatory or other types of surgery centers and home health agencies, but shall exclude inpatient or outpatient psychiatric or substance abuse facilities), or (ii) any Person which directly or indirectly owns any healthcare facility, which provides either inpatient or outpatient acute care medical services that are on the date of this Agreement provided by the Partnership (collectively, the "RESTRICTED ACTIVITY"), that is located within the geographic area described in
SCHEDULE 3.12.B hereto (the "RESTRICTED TERRITORY"), which is the primary and secondary service areas of the Partnership's hospitals; PROVIDED, HOWEVER, that Dakota or any of its Affiliates may invest in the securities of any enterprise (without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act and are actively traded by the public, and (y) none of them beneficially owns (as defined by Rule 13d-3 promulgated under the Exchange Act) in excess of five percent (5%) of the outstanding equity or debt securities of such enterprise. This restriction does not prevent Dakota from carrying out during the Restricted Period its charitable mission in the healthcare industry by providing grants to worthy medical causes on an evenhanded basis provided that such grants are (i) not made to any Person, which if such Person were subject to this SECTION 3.12.B, would be in breach of the terms hereof by engaging in a Restricted Activity within the Restricted Territory, and (ii) based on an unmet community need and the result of such grant(s) would not negatively impact the business of Paracelsus ND in a disparate way from any other similar health care provider in the Restricted Territory.

           C. NONSOLICITATION COVENANT. Dakota agrees, for itself and its Affiliates, that it will not, at any time during the Restricted Period, directly or indirectly, (i) solicit any employee, independent contractor, or consultant of Paracelsus ND or the Partnership for the purpose of causing that employee, independent contractor, or consultant to terminate his employment or contractual relationship with Paracelsus ND or the Partnership, or (ii) take any deliberate action or engage in any course of conduct to divert or attempt to divert from Paracelsus ND or the Partnership any business, through any means, including, but not limited to, taking any deliberate action or engaging in any course of conduct to influence or attempt to influence any of the customers, patients, or physicians with which Paracelsus ND or the Partnership has done business during the term of the Partnership Agreement or this Agreement.

           D. INJUNCTIVE REMEDY. Dakota acknowledges that the foregoing restrictions in this SECTION 3.12 (collectively, the "RESTRICTIONS"), in view of the nature of the business in which each of Paracelsus ND and the Partnership is and has been engaged, are reasonable and necessary in order to protect their legitimate business interests, and that any violation thereof would result in immediate and irreparable injury to them, and Dakota therefore further acknowledges that, in the event it violates, or threatens to violate, any of such Restrictions, Paracelsus ND and the Partnership, or either of them, shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which they may be entitled. If Paracelsus ND notifies Dakota in writing that it believes

Dakota has violated a Restriction and Dakota does not cure such violation within the time period specified in SECTION 3.12.E below, the Restricted Period shall be tolled from the date of notice until such alleged violation is cured to the reasonable satisfaction of Paracelsus ND. If any Restrictions, or any part thereof, are determined in any Proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If the Restrictions should be adjudged unreasonable in any Proceeding, then the reviewing Governmental Body or other Person shall have the power to reform the Restrictions to the extent reasonably necessary to make the Restrictions valid and enforceable and, in the modified form, such provisions shall then be enforceable and shall be enforced.

           E. OTHER RELIEF. In the event Paracelsus ND believes Dakota has breached or threatened to breach the provisions of this SECTION 3.12, before Paracelsus ND pursues any remedy or relief other than injunctive relief, Dakota shall have twenty (20) Business Days to cure such breach or threatened breach after the date on which it receives notice from Paracelsus ND of the alleged violation hereof. If Dakota cures the breach or threatened breach within such period, there shall be no breach or default of this section relating to that incident of prohibited conduct by Dakota.

           F. INFORMATION. If Paracelsus ND believes at any time during the Restricted Period that Dakota has breached or threatened to breach the provisions of this SECTION 3.12, Paracelsus ND may request that Dakota supply it with such information as Paracelsus ND reasonably determines is necessary to ascertain compliance with or breach of the provisions of this section. Paracelsus ND shall specifically request in writing the requested information. Dakota agrees to furnish the requested information to Paracelsus ND within a reasonable period of time under the circumstances (but, in any event, not to exceed ten (10) Business Days) after receiving the request; PROVIDED, HOWEVER, that Dakota shall not be required to furnish any requested information which is privileged, confidential, or proprietary, as determined in reasonable, good faith by Dakota.

     3.13. MAINTENANCE OF INSURANCE. For a period of ten (10) years after the Closing Date, Paracelsus shall maintain insurance customary for the operation of a general acute care hospital with continuous coverage beginning on December 21, 1994, in amounts customary within the industry for hospitals similarly situated, with financially sound carriers, and consistent with its past practices.

     3.14. CONFIDENTIALITY OF RECORDS. The parties acknowledge that Paracelsus ND will after the Closing be the custodian for all books, records, data, materials, policies, agreements and all other information in any medium whatsoever of the Dakota Assets, as defined in Section 2.1 of the Contribution Agreement (collectively, the "Records") to the extent the Records exist on the Closing Date. Except as permitted or required by this
SECTION 3.14, Paracelsus ND hereby covenants and agrees that, for a period of ten (10) years after the Closing Date, Paracelsus ND shall maintain in full confidence and not disclose or allow disclosure of any Record or any other information it has acquired (whether written, visually, orally, electronically or otherwise) regarding the Dakota Assets during its operation of the Partnership (together with Records, the "Confidential Data"). Notwithstanding the preceding sentence, Confidential Data shall not include any documents, data or other information (i) received by Paracelsus ND from sources other than Dakota; (ii) made public or disclosed by any Person other than Paracelsus ND; (iii) currently existing in the public domain as of the date of the Closing; (iv) entered into the public domain after the Closing otherwise than through Paracelsus ND;
(v) disclosed in any public document, report or filing; or (vi) created by Paracelsus ND or the Partnership during the term of the Partnership.

     Nothing in this SECTION 3.14 shall prevent Paracelsus ND from:

     (1) disclosing and using Confidential Data upon receipt of legal process, which shall without limitation include, civil, administrative or criminal subpoena, and requests for production or inspection of documents in any civil, administrative or criminal proceeding;

     (2) disclosing and using Confidential Data necessary to defend or pursue a claim by or against any third party in any Proceeding;

     (3) disclosing and using Confidential Data to refute or correct any statement or publication by a third party that is reasonably necessary to maintain the reputation, standing and goodwill of Paracelsus ND in the community;

     (4) using Confidential Data or disclosing Confidential Data to Representatives or medical staff of Paracelsus ND as necessary to the operation of Paracelsus ND in the normal and ordinary course of business or as required by any Legal Requirement.

Paracelsus ND shall give Dakota prompt notice of its receipt of legal process requiring disclosure and use of Confidential Data or its need to disclose and use Confidential Data to defend or pursue a claim by or against any third party in any Proceeding, so that Dakota may seek an appropriate protective order, agreement of confidentiality, or other remedy to ensure the continued confidentiality of the Confidential Data. Notwithstanding the obligation in the preceding sentence, Paracelsus ND shall not be required to give such notice with respect to any legal process or claim which is normal and customary for a general acute care hospital and for which insurance coverage is generally applicable. In the event that such protective order, agreement of confidentiality or other remedy is not obtained, or Dakota waives compliance with this SECTION 3.14, Paracelsus ND or its Representative will furnish or use only the Confidential Data that is required or reasonably necessary. Except for
(i) those matters for which indemnification is specifically provided for herein; and (ii) the exception provided for in "(1)" immediately above, in no event shall disclosure of any Record by Paracelsus ND in accordance with this SECTION 3.14 be used by Paracelsus ND separately or in concert or cooperation with a third party to pursue a claim against Dakota.

     Paracelsus ND acknowledges that the requirements regarding confidentiality of Confidential Data described in this SECTION 3.14, are reasonable and necessary in order to protect the legitimate business interests of Dakota, and that any violation thereof would result in immediate and irreparable injury to Dakota, and Paracelsus ND therefore further acknowledges that, in the event it violates, or threatens to violate, any of the requirements regarding confidentiality of Confidential Data described in this SECTION 3.14, Dakota shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which it may be entitled.

                            SECTION 4.
       REPRESENTATIONS AND WARRANTIES OF DAKOTA ABOUT DAKOTA

     Dakota represents and warrants to Paracelsus ND that, except as disclosed on the disclosure schedule attached hereto, which shall be arranged in paragraphs corresponding to the numbered and lettered sections of this SECTION 4 and initialed by the parties (the "DAKOTA DISCLOSURE SCHEDULE"), each of the following statements is true and accurate on the date hereof and will be true and accurate in all respects on and as of the Closing Date:

     4.01. AUTHORIZATION OF TRANSACTION. Dakota has the absolute and unrestricted full right, power, and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party. Each of this Agreement and the other Transaction Documents to which Dakota is a party constitutes the legal, valid, and binding obligation of Dakota, enforceable against Dakota in accordance with the respective terms thereof. The execution and delivery of this Agreement and the other Transaction Documents to which Dakota is a party, and the consummation of the Transaction, has been duly authorized and no other proceeding by Dakota is necessary with respect thereto.
Dakota will take, or cause to be taken, all action necessary to consummate the Transaction.

     4.02. ORGANIZATION; GOOD STANDING. Dakota is a non-profit corporation duly incorporated, validly existing, and in good standing under the applicable Legal Requirements of the State of North Dakota. Dakota has the full power and authority (corporate and otherwise) to own, lease, and operate all of the assets and properties it presently owns, leases, and operates, and to conduct business as it is presently being conducted by it. Dakota is duly qualified as a foreign corporation in all jurisdictions
where the nature of its business requires it to be so qualified.   Dakota
has delivered to Paracelsus ND complete and accurate copies of its Articles of Incorporation and Bylaws, as amended and in effect on the Closing Date. Each officer and director of Dakota in office has been duly elected or appointed in full compliance with the Articles of Incorporation and Bylaws of Dakota and any applicable Legal Requirements.

     4.03. MEMBERSHIP.   All the members of Dakota are listed by name and
address in Section 4.03 of the Dakota Disclosure Schedule.

     4.04. NO SUBSIDIARIES OR AFFILIATES. Dakota has no Subsidiaries, except for the "Family House." Except for the Partnership, Dakota has no Affiliates (such term in this SECTION 4.04 shall not include the Dakota Clinic, Ltd.).

     4.05. LITIGATION AND RELATED MATTERS.   Dakota is not subject to any
currently existing Proceeding by any Governmental Body, and there is no Proceeding against Dakota pending before any Governmental Body or before any private arbitration tribunal or, to its Knowledge, threatened against Dakota, either (a) involving any challenge to, or seeking damages or other relief in connection with, the Transaction, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the
Transaction.   Except as described in Section 4.05 of the Dakota Disclosure
Schedule, Dakota has no Knowledge of the assertion of any Proceeding involving it by any Governmental Body or any Person or entity regarding any violation of any Legal Requirement.

     4.06. INSURANCE COVERAGES.

           A. All insurance policies or other Contracts for the transfer or sharing of any risk under which Dakota has been covered at any time since January 1, 1995 are listed and briefly described in Section 4.06 of
the Dakota Disclosure Schedule.   All such insurance policies or other
Contracts that are in full force and effect are so noted in Section 4.06 of the Dakota Disclosure Schedule, and Dakota is not in default under any of them. Dakota has delivered to Paracelsus ND true and accurate copies of all such insurance policies or other Contracts. Dakota has not been refused any insurance coverage which it has applied for or sought.

           B. All such insurance policies of Dakota are issued by an insurer that is financially sound. In the aggregate, such insurance policies and other Contracts provide adequate coverage for all the risks to which the assets and operations, including, but not limited to, the ownership of the Dakota Partnership Interest, are exposed. All such insurance policies and other Contracts will continue in full force and effect following the Closing. Dakota has given notice to its insurers of all claims that may be insured thereby.

     4.07. FINANCIAL STATEMENTS. The audited financial statements, including an income statement, balance sheet, and statement of cash flows as of and for Dakota's fiscal year ending December 31, 1997, and an unaudited income statement and balance sheet (the "DAKOTA INTERIM FINANCIAL STATEMENTS") as of and for the three (3) months ended March 31, 1998 (collectively, the "DAKOTA FINANCIAL STATEMENTS"), and all other financial records, data, and information about Dakota furnished by, or at the direction of, Dakota to Paracelsus ND since January 1, 1995, fully and fairly present the financial condition of Dakota as of the dates and for the periods indicated, are complete and accurate in all material respects, and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for the absence of notes as to the

Dakota Interim Financial Statements. Dakota has delivered to Paracelsus ND complete and accurate copies of the Dakota Financial Statements.

     4.08. NO UNDISCLOSED LIABILITIES. Dakota has no actual Knowledge of any fact or circumstance regarding the business of the Partnership that occurred since December 21, 1994 that is not within the actual Knowledge of Paracelsus ND that could reasonably be expected to create a liability of the Partnership or itself.

     4.09. NO JOINT PARTNER LIABILITIES.   Since  December 21, 1994 Dakota
has neither taken nor failed to take any action which has resulted, or reasonably could be foreseen to result in, any liability or obligation to Paracelsus ND by virtue of Paracelsus ND having been a partner of Dakota in the Partnership on or prior to the Closing Date, that is not within the actual Knowledge of Paracelsus ND.

     4.10. COMPLIANCE WITH PRIOR AGREEMENTS. Dakota has neither taken any action nor failed to take any action prohibited or required, as the case may be, under any of the Prior Agreements with respect to the business, assets, operations, or management of the Partnership. Each of the Prior Agreements (except for the provisions thereof which are amended, modified, or terminated by any of the Transaction Documents) are legal, valid, and binding obligations of Dakota or DHE II, as the case may be, enforceable against Dakota or DHE II, as the case may be, in accordance with the respective terms thereof.

     4.11. COMPLIANCE WITH LEGAL REQUIREMENTS.

           A. To its Knowledge, Dakota has at all times since December 21, 1994, been in full compliance with each Legal Requirement that is or was applicable to it, the violation of which would have a material adverse effect on its financial condition.

           B. Since December 21, 1994, no event has occurred that (with or without the giving of notice or the lapse of time or both)(i) may constitute or result in a violation by Dakota of, or a failure on the part of Dakota to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of Dakota to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, that in either
(i) or (ii) the result of which would have a material adverse effect on its financial condition.

     4.12. GOOD TITLE TO DAKOTA PARTNERSHIP INTEREST. Dakota is the sole legal and beneficial owner and holder of the Dakota Partnership Interest and has good, marketable, and valuable title to such Dakota Partnership Interest free and clear of all Liens, and to its Knowledge has taken no action that has created a Lien on the Dakota Partnership Interest.

     4.13. NO CONFLICT; EFFECT OF AGREEMENT. The execution, delivery, and performance of this Agreement and the other Transaction Documents and the consummation by Dakota of the Transaction and the compliance by Dakota with the applicable provisions of this Agreement and the other Transaction Documents to which it is a party does not and will not (with or without the giving of notice or the lapse of time or both):

           A. Except as specifically provided under the provisions of this Agreement or the other Transaction Documents, cause or result in a default under, or result in the modification or termination of, any Contract to which Dakota or the Partnership is a party or by which any of their respective assets are bound or subject;

           B. Result in the creation or imposition of any Lien upon the Dakota Partnership Interest or any asset of Dakota or the Partnership;

           C. Contravene, conflict with, or result in the violation of any provision of the Articles of Incorporation or Bylaws of Dakota or any resolution or written consent adopted by the directors or members of Dakota;

           D. Contravene, conflict with, or result in the violation of any provision of the Prior Agreements or any resolution or written consent adopted by the partners or Board of Governors of the Partnership;

           E. Except as specifically provided under the provisions of this Agreement or the other Transaction Documents, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge the Transaction or to exercise any remedy or obtain any relief under, any judgment, order, writ, injunction, decree, or Legal Requirement to which Dakota, the Dakota Partnership Interest, or the Partnership may be bound or subject;

           F. Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Dakota or that otherwise relates to the business of, or any of the assets owned or used by, Dakota or the Partnership;

           G. Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Dakota is a party, or Dakota, the Dakota Partnership Interest, or the Partnership may be bound or subject;

           H. Result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by Dakota or the Partnership; or

           I. violate any judgment, order, writ, injunction, or decree outstanding against Dakota or the Partnership.

     4.14. TAXES.

           A. Dakota has filed, or caused to be filed, on a timely basis since becoming a partner in the Partnership, all Tax Returns that are or were required to be filed by or with respect to the Dakota Partnership Interest pursuant to any applicable Legal Requirement. Dakota has delivered, or made available, to Paracelsus ND copies of all such Tax Returns.

           B. Dakota is not delinquent in the payment of any Tax, and there is no Tax deficiency asserted against Dakota, and there is no unpaid assessment, proposal for additional Tax, deficiency, or delinquency in the
payment of any Tax.   There are no Tax Liens upon any property or assets of
Dakota, nor does Dakota have notice of any event which could result in such a Lien.

           C. The Tax Returns of Dakota for calendar years after 1994 have not been audited by the Internal Revenue Service or any other Taxing authority, and there is no audit, investigation, or other proceeding relating to Tax pending or threatened against Dakota. Dakota has no Knowledge, and has not received any notice, of any circumstance that will likely result in an audit of the Tax Returns. All Tax Returns that have been filed by Dakota are true, correct, and complete.

           D. Dakota was granted federal Tax exempt status under Section 501(c)(3) of the IRC in May of 1962. Since that date, Dakota has complied with all Legal Requirements for obtaining and maintaining such federal Tax exempt status.

     4.15. SOLVENCY.  Dakota is neither now insolvent nor will it be
rendered insolvent by the consummation of the Transaction.   Furthermore,
immediately after the Closing, (a) Dakota will be able to pay its current liabilities as they become due, (b) Dakota will not have unreasonably small capital and will not have insufficient capital with which to conduct its present or proposed business, and (c) taking into account pending and threatened litigation, final judgments against Dakota in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Dakota will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to Dakota, after taking into account all other anticipated uses of such cash, will be sufficient to pay any such judgments promptly in accordance with their terms. As used in this section, (x) "INSOLVENT" means, for any Person, that the sum of the present fair saleable value of its assets does not and/or will not exceed its debts and other probable liabilities, and (y) the term "DEBTS" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

     4.16. NO OTHER AGREEMENTS. Other than this Agreement, the other Transaction Documents, and the Prior Agreements, neither Dakota nor any of its Affiliates (such term in this SECTION 4.16 shall not include the Dakota Clinic, Ltd.) has any Contract with any of Paracelsus ND, CHC/PHC, or the Partnership, and there are no other liabilities or obligations owing by any of Paracelsus ND, PHC/CHC, or the Partnership, on the one hand, to Dakota
or any of its Affiliates, on the other hand.   To the extent there are any
Contracts between Dakota or any of its Affiliates, on the one hand, and any of Paracelsus ND, CHC/PHC, or the Partnership, on the other hand (other than as pursuant to this Agreement or the other Transaction Documents or the Prior Agreements), each such Contract is listed and briefly described in Section 4.16 of the Dakota Disclosure Schedule. None of Paracelsus ND, PHC/CHC, or the Partnership is in breach or default of any of their respective obligations under any such listed Contract. Dakota has no Liens against any of Paracelsus ND, PHC/CHC, or the Partnership, or any of their respective assets.

     4.17. NO BROKER'S FEE. Dakota has not incurred any obligation or liability for broker's or finder's fees or similar payments with respect to the Transaction.

     4.18. NO CONSENTS REQUIRED. Except for any Consent required under the HSR Act, Dakota neither is nor will be required to give any notice to or obtain any Consent from any Governmental Body or other Person in connection with the execution and delivery of this Agreement or the consummation or performance of the Transaction.

     4.19. STATEMENTS TRUE AND CORRECT. No representation or warranty of Dakota in this Agreement or the other Transaction Documents, and no statement or information in any certificates, lists, documents, schedules, or exhibits furnished by Dakota in connection with the Transaction, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein, in the light of the circumstances in which they were made, not false or misleading (with the foregoing being to the best of the Knowledge of Dakota with respect to underlying statements and information which are expressly so qualified).

                            SECTION 5.
      MUTUAL REPRESENTATIONS AND WARRANTIES ABOUT PARTNERSHIP

     Each party represents and warrants to the other that each of the following statements is true and accurate on the date hereof and will be true and accurate in all respects on and as of the Closing Date:

     5.01. ORGANIZATION; GOOD STANDING. The Partnership is a general partnership duly organized, validly existing, and in good standing under the laws of the State of North Dakota. The Partnership has the full power and authority (partnership and otherwise) to own, lease, and operate all of the assets and properties it presently owns, leases, and operates, and to conduct business as it is presently being conducted by it. The Partnership is duly qualified as a foreign general partnership in all jurisdictions where the nature of its business requires it to be so qualified.

     5.02. CAPITALIZATION. The aggregate of one hundred percent (100%) of the Partnership Interests in the Partnership are legally and beneficially owned and held by Dakota and Paracelsus ND. The Dakota Partnership Interest equals fifty percent (50%) of the Partnership Interests. There are no other partners of the Partnership or other Persons with any ownership interest in the Partnership. There are no Contracts relating to the issuance, sale, or transfer of any ownership interests of the Partnership. None of the Partnership Interests was issued in violation of the Securities Act or any other Legal Requirement. Except as set forth in is audited balance sheet dated December 31, 1997, the Partnership does not own, or have any Contract to acquire, any equity securities or interests or other interests in any other Person.

     5.03. FULL AND COMPLETE INFORMATION. Each party has full and complete access to all records and information about the Partnership. Each party has Knowledge of the past and present operations and financial condition of the Partnership. Each party has, since the formation of the Partnership been a partner and had representatives as officers and on the Governing Board of the Partnership.

     5.04. COMPLIANCE WITH PRIOR AGREEMENTS. To each party's Knowledge, the Partnership and its business have been managed and operated in compliance with the Prior Agreements.

                            SECTION 6.
          REPRESENTATIONS AND WARRANTIES OF PARACELSUS ND

     Paracelsus ND represents and warrants to Dakota that, except as disclosed on the disclosure schedule attached hereto, which shall be arranged in paragraphs corresponding to the numbered and lettered sections of this SECTION 6 and initialed by the parties (the "PARACELSUS ND DISCLOSURE SCHEDULE"), each of the following statements is true and accurate on the date of this Agreement and will be true and accurate in all respects on and as of the Closing Date:

     6.01. AUTHORIZATION OF TRANSACTION. Paracelsus ND has the absolute and unrestricted full right, power, and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party. Each of this Agreement and the other Transaction Documents to which Paracelsus ND is a party constitutes the legal, valid, and binding obligation of Paracelsus ND, enforceable against Paracelsus ND in accordance with the respective terms thereof. The execution and delivery of this Agreement and the other Transaction Documents to which Paracelsus ND is a party, and the consummation of the Transaction, has been duly authorized and no other proceedings (corporate or otherwise) by Paracelsus ND is necessary with respect thereto. Paracelsus ND will take, or cause to be taken, all action (corporate or otherwise) necessary to consummate the Transaction.

     6.02. ORGANIZATION; GOOD STANDING. Paracelsus ND is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of North Dakota. Paracelsus ND has the full power and authority (corporate and otherwise) to own, lease, and operate all of the assets and properties it presently owns, leases, and operates, and to conduct business as it is presently being conducted by it. Paracelsus ND is duly qualified as a foreign corporation in all jurisdictions where the
nature of its business requires it to be so qualified.   Paracelsus ND has
delivered to Dakota complete and accurate copies of its Articles of Incorporation and Bylaws, as amended and in effect on the Closing Date. Each officer and director of Paracelsus ND in office was duly elected or appointed in full compliance with the Articles of Incorporation and Bylaws of Paracelsus ND and any applicable Legal Requirements.

     6.03. INSURANCE COVERAGES.

           A. All insurance policies or other Contracts for the transfer or sharing of any risk under which Paracelsus ND has been covered at any time since January 1, 1995 are listed and briefly described in Section 6.03
of the Paracelsus ND Disclosure Schedule.   All such insurance policies or
other Contracts that are in full force and effect are so noted in Section
6.03 of the Paracelsus ND Disclosure Schedule, and Paracelsus ND is not in default under any of them. Paracelsus ND has delivered to Dakota true and accurate copies of all such insurance policies or other Contracts. Paracelsus ND has not been refused any insurance coverage which it has applied for or sought.

           B. All such insurance policies of Paracelsus ND are issued by an insurer that is financially sound. In the aggregate, such insurance policies and other Contracts provide adequate coverage for all the risks to which its assets and operations are exposed. All such insurance policies and other Contracts will continue in full force and effect following the Closing. Paracelsus ND has given notice to its insurers of all claims that may be insured thereby.

     6.04. FINANCIAL STATEMENTS. The audited financial statements, including an income statement, balance sheet, and statement of cash flows as of and for PHC's fiscal year ending December 31, 1997, and an unaudited income statement and balance sheet (the "PHC INTERIM FINANCIAL STATEMENTS") as of and for the three (3) months ended March 31, 1998 (collectively, the "PHC FINANCIAL STATEMENTS"), fully and fairly present the financial condition of PHC as of the dates and for the periods indicated, are complete and accurate in all material respects, and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for the PHC Interim Financial Statements, which meet the requirements of Regulation S-X under the Federal Securities Laws for interim financial statements. Paracelsus ND has delivered to Dakota complete and accurate copies of the PHC Financial Statements.

     6.05. NO UNDISCLOSED LIABILITIES. Paracelsus ND has no actual Knowledge of any fact or circumstance regarding the business of the Partnership that occurred since December 21,1994 that is not within the actual Knowledge of Dakota that could reasonably be expected to create a liability of the Partnership or itself.

     6.06. NO JOINT PARTNER LIABILITIES.   Since December 21, 1994
Paracelsus ND has neither taken nor failed to take any action which has resulted, or reasonably could be foreseen to result in, any liability or obligation to Dakota by virtue of Dakota having been a partner of Paracelsus ND in the Partnership on or prior to the Closing Date, that is not within the actual Knowledge of Dakota.

     6.07. COMPLIANCE WITH PRIOR AGREEMENTS. Paracelsus ND has neither taken any action nor failed to take any action prohibited or required, as the case may be, under any of the Prior Agreements with respect to the business, assets, operations, or management of the Partnership. Each of the Prior Agreements (except for the provisions thereof which are amended, modified, or terminated by any of the Transaction Documents) are legal, valid, and binding obligations of Paracelsus ND, enforceable against Paracelsus ND in accordance with the respective terms thereof.

     6.08. COMPLIANCE WITH LEGAL REQUIREMENTS.

           A. To its Knowledge, Paracelsus ND has at all times since December 21, 1994 been in full compliance with each Legal Requirement that is or was applicable to it, the violation of which would have a material adverse effect on its financial condition.

           B. Since December 21,1994, no event has occurred that (with or without the giving of notice or the lapse of time or both) (i) may constitute or result in a violation by Paracelsus ND of, or a failure on the part of Paracelsus ND to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of Paracelsus ND to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, that in either (i) or (ii) the result of which would have a material adverse effect on its financial condition

     6.09. NO CONFLICT; EFFECT OF AGREEMENT. The execution, delivery, and performance of this Agreement and the other Transaction Documents and the consummation by Paracelsus ND of the Transaction and the compliance by Paracelsus ND with the applicable provisions of this Agreement and the other Transaction Documents to which it is a party does not and will not (with or without the giving of notice or the lapse of time or both):

           A. Except as specifically provided under the provisions of this Agreement or the other Transaction Documents, cause or result in a default under, or result in the modification or termination of, any Contract to which Paracelsus ND or the Partnership is a party or by which any of their respective assets are bound or subject;

           B. Contravene, conflict with, or result in the violation of any provision of the Articles of Incorporation or Bylaws of Paracelsus ND or any resolution or written consent adopted by the board of directors of Paracelsus ND;

           C. Contravene, conflict with, or result in the violation of any provision of the Prior Agreements or any resolution or written consent adopted by the partners or Board of Governors of the Partnership;

           D. Except as specifically provided under the provisions of this Agreement or the other Transaction Documents, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge the Transaction or to exercise any remedy or obtain any relief under, any judgment, order, writ, injunction, decree, or Legal Requirement to which Paracelsus ND or the Partnership may be bound or subject;

           E. Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Paracelsus ND or that otherwise relates to the business of, or any of the assets owned or used by, Paracelsus ND or the Partnership;

           F. Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Paracelsus ND is a party, or Paracelsus ND or the Partnership may be bound or subject;

           G. Except for Liens resulting from the senior bank loan agreement of PHC, result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by Paracelsus ND or the Partnership; or

           H. Violate any judgment, order, writ, injunction, or decree outstanding against Paracelsus ND or the Partnership.

     6.10. TAXES.

           A. Paracelsus ND has filed, or caused to be filed, on a timely basis since becoming a partner in the Partnership, all Tax Returns that are or were required to be filed by or with respect to its interest in the Partnership pursuant to any applicable Legal Requirement.

           B. Paracelsus ND is not delinquent in the payment of any Tax, and there is no Tax deficiency asserted against Paracelsus ND, and there is no unpaid assessment, proposal for additional Tax, deficiency, or
delinquency in the payment of any Tax.   There are no Tax Liens upon any
property or assets of Paracelsus ND, nor does Paracelsus ND have notice of any event which could result in such a Lien.

           C. The Tax Returns filed by or with respect to the interest of Paracelsus ND in the Partnership for calendar years after 1994 have not been audited by the Internal Revenue Service or any other Taxing authority, and there is no audit, investigation, or other proceeding relating to Taxes pending or threatened against Paracelsus ND. Paracelsus ND has no Knowledge, and has not received any notice, of any circumstance that will likely result in an audit of the Tax Returns filed by or with respect to the interest of Paracelsus ND in the Partnership. All such Tax Returns that have been filed are true, correct, and complete.

     6.11. SOLVENCY. Paracelsus ND is neither now insolvent nor will it be rendered insolvent by the consummation of the Transaction. Furthermore, immediately after the Closing, (a) Paracelsus ND will be able to pay its current liabilities as they become due, (b) Paracelsus ND will not have unreasonably small capital and will not have insufficient capital with which to conduct its present or proposed business, and (c) taking into account pending and threatened litigation, final judgments against Paracelsus ND in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Paracelsus ND will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to Paracelsus ND, after taking into account all other anticipated uses of such cash, will be sufficient to pay any such judgments promptly in accordance with their terms. As used in this section, (x) "INSOLVENT" means, for any Person, that the sum of the present fair saleable value of its assets does not and/or will not exceed its debts and other probable liabilities, and (y) the term "DEBTS" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

     6.12. NO OTHER AGREEMENTS, NO LIENS. Other than this Agreement, the other Transaction Documents, and the Prior Agreements, neither Paracelsus ND nor any of its Affiliates has any Contract with Dakota or the Partnership, and there are no other liabilities or obligations owing by Paracelsus ND or the Partnership (other than as distributions from the Partnership may be required), on the one hand, to Dakota or any of its Affiliates (such term in this SECTION 6.12 shall not include the Dakota
Clinic, Ltd.), on the other hand.   To the extent there are any Contracts
between Dakota or any of its Affiliates, on the one hand, and any of Paracelsus ND, CHC/PHC, or the Partnership, on the other hand (other than as pursuant to this Agreement or the other Transaction Documents or the Prior Agreements), each such Contract is listed and briefly described in
SECTION 6.12 of the Paracelsus ND Disclosure Schedule. Neither Dakota, nor the Partnership is in breach or default of any of their respective obligations under any such listed Contract. Paracelsus ND has no Liens against Dakota or the Partnership, or any of their respective assets.

     6.13. NO BROKER'S FEE. Paracelsus ND has not incurred any obligation or liability for broker's or finder's fees or similar payments with respect to the Transaction.

     6.14. NO CONSENTS REQUIRED. Except for any Consent required under the HSR Act and change of control filings and other routine filings resulting from the Transaction, Paracelsus ND neither is nor will be required to give any notice to or obtain any Consent from any Governmental Body or other Person in connection with the execution and delivery of this Agreement or the consummation or performance of the Transaction.

     6.15. STATEMENTS TRUE AND CORRECT. No representation or warranty of Paracelsus ND in this Agreement or the other Transaction Documents, and no statement or information in any certificates, lists, documents, schedules, or exhibits furnished by Paracelsus ND in connection with the Transaction, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein, in the light of the circumstances in which they were made, not false or misleading (with the foregoing being to the best of the Knowledge of Paracelsus ND with respect to underlying statements and information which are expressly so qualified).

     6.16. OPERATION OF PARTNERSHIP.    The Partnership has been operated
in accordance with the Operating Agreement; the annual financial statements of the Partnership fully and fairly present the financial condition of the Partnership as of the dates and for the periods indicated and are complete, accurate in all material respects, and have been prepared in accordance with GAAP consistently applied throughout the periods involved; full, complete and accurate operational and financial information of the Partnership that was material to the Governing Board has been provided to the Governing Board of the Partnership; except as to any actual Knowledge of Dakota, the Partnership has been operated in compliance with each Legal Requirement that is or was applicable to it; and the Partnership has maintained policies of insurance customary for the operation of a general acute care hospital, in amounts customary within the industry for hospitals similarly situated, and with financially sound carriers.

                            SECTION 7.
              RIGHTS AND OBLIGATIONS PENDING CLOSING

     7.01. CONFIDENTIAL INFORMATION.

           A. Prior to consummation of the Transaction or termination of this Agreement, the parties to this Agreement will be providing one another with or have access to information about each other and the Partnership which is protected, secret, non-public, or proprietary in nature (the
"CONFIDENTIAL INFORMATION").   Each party agrees to hold confidential, to
protect, and not to disclose the Confidential Information, except on a "need-to-know" basis to its Representatives, and that the Confidential Information will not, without the prior written consent of the other party, be disclosed to any other Person by such party or it Representatives. Each party shall be fully liable for any breach of this Agreement by its
Representatives.   Notwithstanding the foregoing, for the purposes of this
section, Confidential Information shall not include information that, without violating this Agreement, (i) was known to such party prior to the disclosure by another party, (ii) is or becomes generally available to the public other than by violating this Agreement, or (iii) otherwise becomes lawfully available to a party to this Agreement on a nonconfidential basis from a third party who is not, to the best of the Knowledge of such party to this Agreement, under an obligation of confidence to the other party to this Agreement. If this Agreement is terminated prior to consummation of the Transaction, then each party shall return all documents and other material, whether or not confidential, provided to it pursuant to this Agreement by or on behalf of the other party to this Agreement. The foregoing obligations of confidentiality and nondisclosure shall be in effect for a period of three (3) years beyond such termination. During such period, no party shall use any of the Confidential Information received from a party to the detriment of any other party.

           B. In the event that a party, or anyone to whom it supplies the Confidential Information, receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a Governmental Body, the party agrees (i) to notify the other party immediately of the existence, terms, and circumstances surrounding such request, (ii) to consult with the other party on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such Confidential Information is required to prevent a party from being held in contempt or subject to other penalty, to furnish only such portion of the Confidential Information as the disclosing party is legally compelled to disclose and to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

     7.02. PUBLIC  ANNOUNCEMENTS.   Any public announcement or similar
publicity with respect to this Agreement or the Transaction will be issued, if at all, at such time and in such manner as Paracelsus ND and Dakota mutually agree, or at such time as PHC may be required to disclose pursuant to law or stock exchange rules. Dakota and Paracelsus ND will consult with each other concerning the means by which the Partnership's employees, customers, patients, and suppliers and others having dealings with the Partnership will be informed, if at all, of the Transaction, and Paracelsus ND will have the right to review in advance any such written communication and to be present for any such oral communication.

     7.03. ACCESS AND INVESTIGATION.   Between the date hereof and the
Closing Date, each of Dakota and Paracelsus ND will, to the fullest extent of its power and authority (i) afford the other party and its Representatives full and free access to their personnel, properties, Contracts, books and records, and other documents and data relating to the Partnership or their Partnership Interest, (ii) furnish the other party and its Representatives with copies of all such Contracts, books and records, and other existing documents and data as may reasonably be requested, and
(iii) furnish the other party and its Representatives with such additional related financial, operating, and other data and information as may reasonably be requested.

     7.04. MAINTENANCE OF THE BUSINESS OF PARTNERSHIP. Between the date hereof and the Closing Date, Dakota will, to the fullest extent of its power and authority:

           A.  Comply with the Prior Agreements; and

           B. Use its best efforts to preserve intact the current business organization of the Partnership, keep available the services of the current officers, employees, and agents of the Partnership, and maintain the relations and goodwill with suppliers, customers, patients, landlords, creditors, employees, agents, and others having business relationships with the Partnership.

     7.05. NEGATIVE COVENANT PARACELSUS ND.   Except as otherwise expressly
permitted by this Agreement, between the date hereof and the Closing Date, Paracelsus ND will not to the fullest extent of its power and authority, without the prior consent of Dakota, take any affirmative action, or fail to take any reasonable action within its control, as a result of which:

           A.  it fails to comply with the Prior Agreements; or

           B. subject to its business judgement, fails to use its best efforts to preserve intact the current business organization of the Partnership, keep available the services of the current officers, employees, and agents of the Partnership, and maintain the relations and goodwill with suppliers, customers, patients, landlords, creditors, employees, agents, and others having business relationships with the Partnership.

     7.06. REQUIRED APPROVALS; GOVERNMENTAL AUTHORIZATIONS.   Dakota shall
assist and cooperate with Paracelsus ND and its Representatives in (i) making all filings that Paracelsus ND elects to make or is required by Legal Requirements to be make in order to consummate the Transaction (including all filings under the HSR Act), and (ii) obtaining all Governmental Authorizations and Consents from any other Persons which are conditions precedent to the consummation of the Transaction or otherwise necessary or appropriate with respect to this Transaction (including taking all actions requested by Paracelsus ND to cause early termination of any applicable waiting period under the HSR Act).

     7.07. BEST EFFORTS.    Between the date hereof and the Closing Date,
Dakota and Paracelsus ND will each use its best efforts to cause the conditions in SECTION 8 and SECTION 9 hereof to be satisfied.

     7.08. NOTIFICATION.   Between the date of this Agreement and the
Closing Date, each party will promptly notify the other party if it becomes aware of any fact or condition that causes or constitutes a breach of the other party's representations and warranties as of the date of this Agreement, or if either party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Dakota Disclosure Schedule or Paracelsus ND Disclosure Schedule, if such disclosure schedules were dated the date of the occurrence or discovery of any such fact or condition, the party required to make such disclosure will promptly deliver to the other party a supplement to the applicable Disclosure Schedule, specifying such change, any of which such supplements is subject to the approval of the non-supplementing party in its sole discretion. During the same period, each party will promptly notify the other party of the occurrence of any breach of any covenant or agreement of such party in this SECTION 7 or of the occurrence of any event that may make the satisfaction of the conditions in SECTION 8 and SECTION 9 hereof impossible or unlikely.

     7.09. NO NEGOTIATION. Until such time, if any, as this Agreement is terminated, Dakota will not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Paracelsus
ND) relating to any transaction involving the sale of the Dakota Partnership Interest or the business or assets (other than in the Ordinary Course of Business) of the Partnership, or any of the Partnership Interests, or any merger, consolidation, business combination, or similar transaction involving the Partnership.

                            SECTION 8.
    CONDITIONS PRECEDENT TO PARACELSUS ND'S OBLIGATION TO CLOSE

     The obligation of Paracelsus ND to close under this Agreement is subject to each of the following conditions (any of which may, in Paracelsus ND's discretion, be waived, in whole or in part) existing on the Closing Date or such other applicable date:

     8.01. CLOSING CERTIFICATE. The President (or other authorized corporate officer) of Dakota shall have executed and delivered to Paracelsus ND a certificate dated as of the Closing Date certifying that:

           A. REPRESENTATIONS AND WARRANTIES OF DAKOTA. The representations and warranties made by Dakota in or pursuant to this Agreement or the other Transaction Documents are true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of such date. In determining whether there has been a material misrepresentation or material adverse event, all occurrences and adverse events shall be aggregated to determine the applicability or breach of the provisions of this Agreement.

           B. OBLIGATIONS OF DAKOTA. Dakota has performed and complied in all material respects with all of its obligations under this Agreement and the other Transaction Documents which are to be performed or complied with by it prior to or on the Closing Date.

     8.02. SECRETARY'S CERTIFICATE. Paracelsus ND shall have received a certificate of the Secretary (or other authorized corporate officer) of Dakota certifying as true, accurate, and complete, as of the Closing Date:
(a) a copy of the resolutions of Dakota's board of directors authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by Dakota of the Transaction; (b) a copy of the resolutions of Dakota's members authorizing the exercise and consummation of the Put; (c) a certified copy of the Articles of Incorporation of Dakota issued by the Secretary of State of North Dakota; (d) a copy of the Bylaws of Dakota; and (e) the incumbency of the officer or officers authorized to execute on behalf of Dakota the Agreement and the other Transaction Documents to which it is a party.

     8.03. LEGAL MATTERS. There must not have been commenced or threatened against Paracelsus ND, Dakota, the Partnership, or any of their respective Affiliates, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, the Transaction, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Transaction.

     8.04. NO PROHIBITION. Neither the consummation nor the performance of the Transaction will, directly or indirectly (with or without the giving of notice or the lapse of time or both), materially contravene, or conflict with, or result in a material violation of, or cause Paracelsus ND or any of its Affiliates to suffer any material adverse consequence under, (a) any applicable Legal Requirement or judgment, order, writ, injunction, or decree, or (b) any Legal Requirement or judgment, order, writ, injunction, or decree that has been published, introduced, or otherwise proposed by or before any Governmental Body.

     8.05. NECESSARY CONSENTS. The Consent of all Persons necessary for the consummation of the Transaction shall have been granted and be in full force and effect, including, without limitation, the Consent of or required by or pursuant to, as the case may be the HSR Act.

     8.06. NO CLAIM REGARDING OWNERSHIP OR SALE PROCEEDS. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, the Dakota Partnership Interest or any Partnership Interests of, or any other voting, equity, or ownership interest in, the Partnership, or (b) is entitled to all or any portion of the Purchase Price payable for the Dakota Partnership Interest.

     8.07. DELIVERY OF DOCUMENTS. Dakota shall have executed and delivered, or caused the execution and delivery, to Paracelsus ND the: documents required to be executed by Dakota and Dakota's legal counsel under SECTION 10.01.

     8.08. LEGAL OPINION. Dakota shall have delivered to Paracelsus ND a legal opinion from Dakota's legal counsel, Dorsey & Whitney LLP, dated the Closing Date and in form and substance satisfactory to Paracelsus ND's legal counsel, to the effect that (a) Dakota is a nonprofit corporation duly incorporated, validly existing and in good standing with the laws of the State of North Dakota; (b) such counsel has no knowledge of the existence of any facts indicating that Dakota does not have full power and authority to convey, assign, transfer and deliver the Dakota Partnership Interest to Paracelsus ND as provided in this Agreement; (c) all corporate and other proceedings required to be taken by Dakota to authorize it to carry out this Agreement have been duly and properly taken; (d) this Agreement has been duly executed by Dakota and, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors generally, is a legal, valid and binding obligation of Dakota, enforceable in accordance with its terms; (e) the instruments delivered by Dakota at the closing are legal, valid and binding in accordance with their terms; and
(f) Dakota is not a party to any action or proceeding before any Governmental Body that would have a material adverse impact on the Dakota Partnership Interest or the operation of the Partnership. In issuing such opinion, such counsel may refrain from opining about (i) the legality of the transaction contemplated by this Agreement under state or federal antitrust laws or (ii) whether this Agreement is equitably enforceable.

     8.09. DELIVERY OF OTHER DOCUMENTS. Dakota shall have delivered, or caused to be delivered, all documents, instruments, exhibits, schedules, certificates, and lists required by this Agreement and the other
Transaction Documents to be delivered or as requested by Paracelsus ND's legal counsel.

                            SECTION 9.
       CONDITIONS PRECEDENT TO DAKOTA'S OBLIGATION TO CLOSE

     The obligation of Dakota to close on the Closing Date under this Agreement is subject to each of the following conditions (any of which may, in Dakota's discretion, be waived in writing) existing on the Closing Date or such other applicable date:

     9.01. CLOSING CERTIFICATE. The President (or other authorized corporate officer) of Paracelsus ND shall have executed and delivered to Dakota a certificate dated as of the Closing Date certifying that:

           A. REPRESENTATIONS AND WARRANTIES OF PARACELSUS ND. The representations and warranties made by Paracelsus ND in or pursuant to this Agreement or the other Transaction Documents are true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of such date. In determining whether there has been a material misrepresentation or material adverse event, all occurrences and adverse events shall be aggregated to determine the applicability or breach of the provisions of this Agreement.

           B. OBLIGATIONS OF PARACELSUS ND. Paracelsus ND has performed and complied in all material respects with all of its obligations under this Agreement and the other Transaction Documents which are to be performed or complied with by it prior to or on the Closing Date.

     9.02. SECRETARY'S CERTIFICATE. Dakota shall have received a certificate of the Secretary (or other authorized corporate officer) of Paracelsus ND certifying as true, accurate, and complete, as of the Closing
Date: (a) a copy of the resolutions of Paracelsus ND's board of directors authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by Paracelsus ND of the Transaction; (b) a certified copy of the Articles of Incorporation of Paracelsus ND issued by the Secretary of State of North Dakota; (c) a copy of the Bylaws of Paracelsus ND; and (d) the incumbency of the officer or officers authorized to execute on behalf of Paracelsus ND the Agreement and the other Transaction Documents to which it is a party.

     9.03. PAYMENT OF PURCHASE PRICE. Paracelsus ND shall have delivered to Escrow Agent, on behalf of Dakota, the total sum of the Purchase Price.

     9.04. DELIVERY OF DOCUMENTS. Paracelsus ND shall have executed and delivered, or caused the execution and delivery, to Dakota the documents required to be executed Paracelsus ND, PHC and Paracelsus ND's legal counsel under SECTION 10.03.

     9.05. LEGAL OPINION. Paracelsus ND shall have delivered to Dakota a legal opinion from Paracelsus ND's legal counsel, Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P. ( which firm may rely to the extent it deems necessary on the opinions of Paracelsus ND's local North Dakota legal counsel, Gunhus, Grinnell, Klinger, Swenson & Guy, Ltd.), dated the Closing Date and in form and substance satisfactory to Dakota's legal counsel, to the effect that (a) Paracelsus ND is a business corporation duly incorporated, validly existing and in good standing with the laws of the State of North Dakota; (b) PHC is a business corporation duly incorporated, validly existing and in good standing with the laws of the State of California; (c) all corporate and other proceedings required to be taken by Paracelsus ND and PHC to authorize it to carry out this Agreement have been duly and properly taken, (d) this Agreement has been duly executed by Paracelsus ND and, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors generally, is a legal, valid and binding obligation of Paracelsus ND, enforceable in accordance with its terms; (e) the instruments delivered by Paracelsus ND at the closing are legal, valid and binding in accordance with their terms; and (f) Paracelsus ND is not a party to any action or proceeding before any Governmental Body that would have a material adverse impact on the operation of the Partnership. In issuing such opinion, such counsel may refrain from opining about (i) the legality of the transaction contemplated by this Agreement under state or federal antitrust laws or
(ii) whether this Agreement is equitably enforceable.

                            SECTION 10.
      DELIVERIES AT CLOSING; POST-CLOSING FURTHER ASSURANCES

     10.01. DELIVERIES BY DAKOTA. Dakota shall deliver, or cause to be delivered, to Paracelsus ND or such other Person as required hereby, at the
Closing:

           A. CORPORATE DOCUMENTS AND CERTIFICATES.

               I. A Certificate of Good Standing for Dakota issued by the Comptroller of the State of North Dakota dated within twenty
           (20) days prior to the Closing Date; and

               II. A Certificate of Existence for Dakota issued by the Secretary of the State of North Dakota dated within twenty (20) days prior to the Closing Date.

           B. CLOSING CERTIFICATE. The Closing Certificate of Dakota, as required by SECTION 8.01 hereof.

           C. SECRETARY'S CERTIFICATE. The Secretary's Certificate of Dakota, as required by SECTION 8.02 hereof.

           D. WRITTEN RESIGNATIONS. The written resignations of all Dakota's nominees or appointees to the Governing Board or other offices or positions with the Partnership, as required by SECTION 3.07 hereof.

           E.  ESCROW AGREEMENT.  The Escrow Agreement, as required by
SECTION 2.03  hereof.

           F. PARTNERSHIP INTEREST ASSIGNMENT. The Partnership Interest Assignment.

           G. LEGAL OPINION. The legal opinion of Dakota's legal counsel, as required by SECTION 8.08 hereof.

           H. OTHER DOCUMENTS. Such other documents as Paracelsus ND may reasonably request.

     10.02. FURTHER ASSURANCES BY DAKOTA. From time to time after the Closing, upon Paracelsus ND's request, Dakota agrees to execute and deliver such additional instruments of conveyance and transfer and take such further actions as may be required in conformity with this Agreement and the other Transaction Documents for the complete sale and transfer to Paracelsus ND of the Dakota Partnership Interest.

     10.03. DELIVERIES BY PARACELSUS ND. Paracelsus ND shall deliver, or cause to be delivered, to Dakota, or such other Person as required hereby, at the Closing:

           A. CORPORATE DOCUMENTS AND CERTIFICATES.

               I. A Certificate of Good Standing for Paracelsus ND issued by the Comptroller of the State of North Dakota dated within twenty (20) days prior to the Closing Date; and

               II. A Certificate of Existence for Paracelsus ND issued by the Secretary of the State of North Dakota dated within twenty
           (20) days prior to the Closing Date.

           B. CLOSING CERTIFICATE. The Closing Certificate of Paracelsus ND, as required by SECTION 9.01 hereof.

           C. SECRETARY'S CERTIFICATE. The Secretary's Certificate of Paracelsus ND, as required by SECTION 9.02 hereof.

           D.  PURCHASE PRICE.  The Purchase Price, as required by SECTION
2.03 hereof.

           E.  ESCROW AGREEMENT.  The Escrow Agreement, as required by
SECTION 2.03 hereof.

           F.  PHC GUARANTY AGREEMENT. The PHC Guaranty Agreement.

           G. LEGAL OPINION. The legal opinion of Paracelsus ND's legal counsel, as required by SECTION 9.05 hereof.

                            SECTION 11.
                              CLOSING

     11.01. CLOSING; EFFECTIVE TIME.

           A. CLOSING. Subject to the provisions for termination of this Agreement in SECTION 12 hereof, the closing for the consummation of the Transaction (the "CLOSING") shall take place at the offices of Dorsey & Whitney LLP, Dakota Center, Suite 402, 51 North Broadway, Fargo, North Dakota 58107, at 10:00 a.m., local time, on the later of (i) June 1, 1998, or (ii) the third Business Day after the termination of the applicable waiting period under the HSR Act, or on such other date mutually agreed upon in writing by Paracelsus ND and Dakota. The date on which the Closing actually occurs, whether on a date set forth in the preceding sentence or as such may be extended as permitted hereby, is referred to herein as the "CLOSING DATE". Subject to the provisions of SECTION 12 hereof, failure to consummate the Transaction on the date determined pursuant to this SECTION
11.01 will not result in the termination of this Agreement and will not relieve any party of any obligation hereunder.

           B. EFFECTIVE TIME. The Transaction shall be effective for Tax and accounting purposes as of 12:01 a.m. on the day immediately following the Closing Date (the "EFFECTIVE TIME"), unless otherwise mutually agreed upon in writing by Paracelsus ND and Dakota.

                            SECTION 12.
                           TERMINATION

     12.01. GROUNDS FOR TERMINATION.   This Agreement may, by notice given
prior to or at the Closing, be terminated only:

           A. By Paracelsus ND if any of the conditions in SECTION 8 hereof have not been satisfied as of the Closing Date or if satisfaction of such conditions is or becomes impossible (other than through the failure of Paracelsus ND to comply with its obligations hereunder) and Paracelsus ND has not waived such conditions on or before the Closing Date;

           B. By Dakota with the consent of Paracelsus ND, or

           C.  By Dakota if the condition in either SECTION 9.03 or SECTION
9.04 hereof is not satisfied on the Closing Date and all other conditions to Closing in SECTION 8 (to the extent any condition therein is not waived by Paracelsus ND) and SECTION 9 have been met on or before the Closing Date.

     12.02. EFFECT OF TERMINATION.   The right of termination under this
SECTION 12 is in addition to any other rights a party may have under this Agreement or otherwise, and the exercise of a right of termination is not an election of remedies. If this Agreement is terminated pursuant to this section, all further obligations of the parties under this Agreement will terminate, except that the obligations in SECTION 3.04, SECTION 7.01,
SECTION 13.04, and SECTION 16.01 hereof will survive; PROVIDED, HOWEVER, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party, the terminating party's right to pursue all its legal rights and remedies will survive such termination unimpaired.

                            SECTION 13.
                                  TOLLING

     13.01. EXERCISE OF TOLLING RIGHT. If the Closing does not occur by August 7, 1998 (the "TOLLING DATE") for any of the following reasons: (a) there is in effect an order by a court of competent jurisdiction enjoining or otherwise prohibiting or materially limiting the consummation of the Put, or there exists pending, or there is overtly threatened (by any federal or state agency or department) litigation that seeks to prohibit or materially limit the consummation of the Put; (b) the applicable waiting period under the HSR Act has not expired or been terminated; or (c) at the date set for Closing or if no such date is set, the Tolling Date, Paracelsus ND is prepared to deliver those items specified in SECTION 10.03 hereof and at such time Dakota fails to deliver the items specified in
SECTION 10.01 hereof, Paracelsus ND may, in its sole discretion, toll and suspend the running of the twelve (12) month period under SECTION 3.03(G) of the Partnership Agreement which commenced on the Put Exercise Date and during which it is required to complete its purchase of the Dakota Partnership Interest (the "PUT CLOSING PERIOD"). Paracelsus ND shall exercise such tolling right by giving written notice thereof to Dakota, including a statement of the ground or grounds relied upon for exercising its tolling right, within three (3) Business Days after the Tolling Date (the "TOLLING NOTICE").

     13.02. DURATION OF TOLLING PERIOD.

           A. LITIGATION INTERVENTION. If Paracelsus ND delivers a Tolling Notice to Dakota exercising the tolling right for the reasons described in either Section 13.01 (a) or (b), the Tolling Notice shall specify a certain Business Day in the future on which the Closing will occur (the "NEW CLOSING DATE") which New Closing Date shall in no event be later than one
(1) year after the date of the Tolling Notice. The period of time from the date of Tolling Notice to the New Closing Date as provided for in this
SECTION 13.02.A is referred to as the "TOLLING PERIOD". If the Closing does not occur on or before the New Closing Date, the Tolling Period expires, unless (i) the parties mutually agree in writing to extend the Tolling Period or (ii) the parties agree to submit to binding arbitration the issue of whether Paracelsus ND has a reasonable likelihood of being able to consummate the Closing within a reasonable period of time as determined by the arbitrator. If the matter is submitted to arbitration, the arbitrator's order shall specify the date upon which the Tolling Period will expire. Upon expiration of the Tolling Period (whether extended by arbitration or not), the Put Closing Period shall automatically expire and each party shall be free to exercise all of its rights under the Partnership Agreement.

           B. FAILURE OF DAKOTA TO CLOSE. If Paracelsus ND delivers a Tolling Notice to Dakota exercising the tolling right for the reasons described in SECTION 13.01 (C), within three (3) Business Days after receiving the Tolling Notice from Paracelsus ND, Dakota shall deliver to Paracelsus ND a written statement (the "TOLLING NOTICE RESPONSE") identifying in detail, (i) the specific cause of the Closing not occurring by the Tolling Date, and (ii) the next earliest Business Day after which such condition, obligation, or other matter, as the case may be, will be satisfied or performed and the Closing can occur (the "PROPOSED CLOSING DATE"). If Dakota fails to deliver the Tolling Notice Response, or in the Tolling Notice Response fails to specify the cause of delay in Closing or a Proposed Closing Date, Paracelsus ND shall, within three (3) Business Days after the date by which Dakota was to have provided the Tolling Notice Response, deliver to Dakota a written statement (the "TOLLING PERIOD NOTICE") identifying a Business Day in the future on which the Closing will occur (the "DEFAULT CLOSING DATE"). The Default Closing Date shall be set by Paracelsus ND, in its sole discretion, provided that such date is no earlier than the Proposed Closing Date ( if such a date is set) and no later than thirty (30) calendar days thereafter. The period of time from the date of Tolling Notice to either the Proposed Closing Date or the Default Closing Date, as provided for in this SECTION 13.02.B, is referred to as the "TOLLING PERIOD". If the Closing does not occur on the Proposed Closing Date or, on or prior to the Default Closing Date as determined above, Paracelsus may, at its discretion, extend the Tolling Period until such time as the Closing is consummated or a court of competent jurisdiction orders otherwise.

     13.03. DISTRIBUTIONS DURING TOLLING. At all times during any Tolling Period, Paracelsus ND shall distribute Available Cash to Dakota in accordance with the terms of the Partnership Agreement.

     13.04. PARACELSUS ND'S RIGHTS UPON TOLLING. If the grounds for the tolling under this SECTION 13 is SECTION 13.01(C), Paracelsus ND may, in its sole discretion, at any time thereafter, pursue any and all other rights and remedies it may have under this Agreement or otherwise.

     13.05. EFFECT OF TOLLING. Except as otherwise specifically provided herein, Paracelsus ND's exercise of its tolling right under this SECTION 13 shall not affect the enforceability of any other provisions of the Prior
Agreements.   In the event the Tolling Period expires and the Transaction was not consummated during the Tolling Period, each party shall have all rights provided it under the Partnership Agreement.

                                SECTION 14.
               SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     14.01. SURVIVAL OF REPRESENTATIONS.

           A. SURVIVAL PERIOD. Notwithstanding any investigation made by or on behalf of any party, all representations and warranties made by the parties in this Agreement shall survive the Closing and remain effective for a period of ten (10) years thereafter.

           B. RIGHTS NOT AFFECTED BY KNOWLEDGE. Each party is entitled to and is deemed to have reasonably relied upon the representations, warranties, covenants, and agreements of the other party in this Agreement. The right to indemnification and other remedies based upon such representations, warranties, covenants, and agreements will not be lost, waived, reduced, or otherwise affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of any of the Prior Agreements or any of the Transaction Documents or the Closing Date, with respect to the accuracy or inaccuracy of or compliance or failure to comply with, any such representation, warranty, covenant, or agreement. Further, no such right to indemnification and other remedies shall be affected by either party's belief that any such representation or warranty of the other party is or has been false or inaccurate, or that any such covenant or agreement is or has been breached. Further, the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants, or agreements.

     14.02. SURVIVAL OF INDEMNIFICATION PROVISIONS IN PRIOR AGREEMENTS.

           A. CONTRIBUTION AGREEMENT. Notwithstanding the provisions of this Section 14, the parties hereby agree that the indemnification provisions in Article XIII of the Contribution Agreement shall survive the Closing and shall govern the indemnification of losses described therein for a period of ten (10) years after the Closing, at which time such provisions shall expire; provided however, that Section 13.3 of the Contribution Agreement regarding thresholds for indemnification is hereby amended and shall be superceded in its entirety by SECTION 14.06 of this Agreement.

           B.  OPERATING AGREEMENT.    Notwithstanding the provisions of
this Section 14, the parties hereby agree that the indemnification provisions in Section 8.2 of the Operating Agreement shall survive the Closing and shall govern the indemnification of losses described therein for a period of ten (10) years after the Closing, at which time such provisions shall expire.

     14.03. INDEMNIFICATION OF PARACELSUS ND.

           A. Subject to the provisions of this SECTION 14, Dakota agrees to indemnify, defend, and hold harmless Paracelsus ND, the Partnership and (but excluding Dakota, as applicable) their respective predecessors, successors, assigns, officers, directors, stockholders, employees, Subsidiaries, parents, Affiliates, partners, agents, attorneys, accountants, financial advisers and representatives (collectively, the "PARACELSUS ND INDEMNIFIED PARTIES"), against and in respect of any losses, damages (including incidental and consequential damages), deficiencies, diminutions in value, liabilities, actions, suits, proceedings, demands, assessments, judgments, fines, and reasonable costs and expenses (including, but not limited to, attorney and expert witness fees) (collectively, the "LOSSES"), arising or resulting, directly or indirectly, from or in connection with:

               i. Any material misrepresentation or other breach of any representation or warranty made by Dakota in this Agreement or in any of the other Transaction Documents (regardless of whether such has been waived by Paracelsus ND);

               ii. Any material failure to perform or other breach of any covenant, agreement, or obligation of Dakota in this Agreement or in any of the other Transaction Documents (regardless of whether such has been waived by Paracelsus ND);

               iii. Any grossly negligent act or omission or any act or omission in bad faith of any of the nominees or appointees of Dakota to the Governing Board of the Partnership or other offices or positions of the Partnership, or of any of the other Dakota
     Indemnified Parties (regardless of whether such has been waived by Paracelsus ND); or

               iv. Any matter disclosed in Section 4.05 of the Dakota Disclosure Schedule (regardless of whether such has been waived by Paracelsus ND);

           B. Subject to the provisions of this SECTION 14 and specifically the indemnification rights provided in SECTION 14.02 and
SECTION 14.03.A, Dakota agrees to indemnify, defend, and hold harmless the Paracelsus ND Indemnified Parties against one-half ( 1/2 ) of any Losses to any of the Paracelsus ND Indemnified Parties arising or resulting, directly or indirectly, from the operation of the Partnership since December 21, 1994 and on or prior to the Closing Date; provided that such Loss was:

                i. Not caused by or within the Knowledge of PHC/CHC, Paracelsus ND, its Affiliates, employees, agents, or independent contractors under the Operating Agreement; or

               ii. Disclosed to the Governing Board of the Partnership during such period, and not caused as a result of Paracelsus ND's gross negligence or bad faith.

     The foregoing matters in this SECTION 14.03 giving rise to the rights of the Paracelsus ND Indemnified Parties to indemnification hereunder are referred to as the "PARACELSUS ND CLAIMS".

      14.04. INDEMNIFICATION OF DAKOTA.  Subject to the provisions of this
SECTION 14, Paracelsus ND agrees to indemnify, defend, and hold harmless Dakota and (but excluding the Partnership) its predecessors, successors, assigns, officers, directors, stockholders, employees, Subsidiaries, parents, Affiliates (such term in this SECTION 14.04 shall exclude Dakota Clinic Ltd., its owners and employees), partners, agents, attorneys, accountants, financial advisers, and representatives (collectively, the "DAKOTA INDEMNIFIED PARTIES"), against and in respect of any Losses, arising or resulting, directly or indirectly, from or in connection with:

           A. Any material misrepresentation or other breach of any representation or warranty made by Paracelsus ND in this Agreement or in any of the other Transaction Documents (regardless of whether such has been waived by Dakota);

           B. Any material failure to perform or other breach by Paracelsus ND of any covenant, agreement, or obligation in this Agreement or in any of the other Transaction Documents (regardless of whether such has been waived by Dakota);

           C. Any action, inaction, or liability incurred after Closing (including any action, inaction, or liability related to winding up the Partnership by Paracelsus ND, regardless of whether such has been waived by Dakota); or

           D. Any grossly negligent act or omission or any act or omission in bad faith of any of the nominees or appointees of Paracelsus ND to the Governing Board of the Partnership or other offices or positions of the Partnership or of any of the other Paracelsus ND Indemnified Parties, excluding the Partnership (regardless of whether such has been waived by Dakota).

     The foregoing matters giving rise to the rights of the Dakota Indemnified Parties to indemnification hereunder are referred to as the "DAKOTA CLAIMS".

      14.05. LIMITATIONS ON LIABILITY. Notwithstanding any other provision hereof, neither party shall be liable for any Losses under this

SECTION 14 in excess of the Purchase Price. The obligations of both parties under this SECTION 14 shall terminate, except as to claims previously asserted, ten (10) years after the Closing.

      14.06. THRESHOLDS.   Neither the Paracelsus ND Indemnified Parties
nor the Dakota Indemnified Parties shall have the right to indemnification under this SECTION 14 until their respective claims (without regard to the De minimis Threshold) in the aggregate exceed the sum of $650,000 (the "Indemnity Threshold"). Once the Indemnity Threshold has been reached as to a party such party shall have the right to indemnification, PROVIDED HOWEVER, neither the Paracelsus ND Indemnified Parties nor the Dakota Indemnified Parties shall have the right to indemnification under this
SECTION 14 for any claim that does not exceed $25,000 (the "De minimis Threshold"). Notwithstanding the foregoing, the De minimis Threshold shall not apply to any claim resulting from a claim or other legal action brought by any Governmental Body or the appropriate fiscal intermediary of the Health Care Financing Administration either (i) alleging violations of the Medicare or Medicaid programs or (ii) relating to a false, inaccurate, or incomplete claim for reimbursement submitted to either such program.

      14.07. EFFECT OF TAXES AND INSURANCE. The liability of an Indemnitor under this SECTION 14 shall be reduced by the Tax benefit actually realized and any insurance proceeds received by the Indemnitee as a result of any Losses upon which the claim for indemnification is based, and shall include any Tax detriment actually incurred by the Indemnitee as a result of such Losses. The amount of any such Tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent then determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitor, as so adjusted, will make the Indemnitee as economically whole as reasonably possible.

      14.08. ESCROW FUND SETOFF RIGHT; NOTICE. Upon notice to Dakota stating the basis therefor, any of the Paracelsus ND Indemnified Parties may, in their sole discretion, deduct, set off, and make a claim only for amounts resulting from a claim brought by any Governmental Body or the appropriate fiscal intermediary of the Health Care Financing Administration either (i) alleging violations of the Medicare or Medicaid programs, or
(ii) relating to a false, inaccurate, or incomplete claim for reimbursement submitted to either such program to which they may be entitled under this
SECTION 14 against and from the Escrow Fund or any other amounts owed to Dakota under this or any of the other Transaction Documents. Paracelsus ND shall give notice to Dakota (a) as promptly as reasonably possible of Paracelsus ND's becoming aware of the likelihood of its incurring Losses for which indemnification is provided for under this SECTION 14, and (b) within ten (10) business days following receipt by Paracelsus ND of any written notice from any governmental regulatory or examining body of the commencing of, or existence of, an investigation, audit or examination, the result of which could reasonably result in Paracelsus ND incurring Losses for which indemnification is provided for under this SECTION 14; provided however the failure to give such notice shall not restrict, diminish or limit Paracelsus ND's rights hereunder. The exercise of such right by any of the Paracelsus ND Indemnified Parties in good faith, whether or not ultimately determined to be justified, will not constitute a breach or default hereunder or thereunder, as the case may be. In the event the exercise of such right is ultimately determined not to be justified, then

Paracelsus ND shall pay interest on such amount at the "Prime Rate" (as published in THE WALL STREET JOURNAL, as such Prime Rate may change from time to time) plus two percent (2%), during the period Paracelsus ND retained such amount. Neither the exercise of nor the failure to exercise such right will constitute an election of remedies or limit any of the Paracelsus ND Indemnified Parties in any manner in the enforcement of any other remedies that may be available to them.

      14.09. PROCEDURE FOR INDEMNIFICATION; THIRD PARTY CLAIMS.

           A. After receipt by an Indemnitee under this SECTION 14 of notice of the commencement of any Proceeding against it, such Indemnitee shall, if a claim is to be made against an Indemnitor hereunder, promptly give notice to the Indemnitor of the commencement of such claim (including all documents and other information which the Indemnitee has with respect thereto), but the failure to notify the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action is prejudiced by the Indemnitee's failure to give such notice.

           B. If any Proceeding referred to in the preceding subsection is brought against an Indemnitee and it gives notice to the Indemnitor of the commencement of such Proceeding, the Indemnitor will, be entitled to participate in such Proceeding and, to the extent that it wants (unless (i) the Indemnitor is also a party to such Proceeding and the Indemnitee determines in good faith that joint representation would be inappropriate, or (ii) the Indemnitor fails to provide reasonable assurance to the Indemnitee of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding) to assume the defense of such Proceeding with counsel satisfactory to the Indemnitee and, after notice from the Indemnitor to the Indemnitee of its election to assume the defense of such Proceeding, the Indemnitor will not, as long as it diligently conducts such defense, be liable to the Indemnitee under this
SECTION 14 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnitee in connection with the defense of such Proceeding, other than reasonable and necessary costs of investigation. If the Indemnitor assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification under this SECTION 14; (ii) no compromise or settlement of such claims may be effected by the Indemnitor without the Indemnitee's consent unless (y) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee, and (z) the sole relief provided is monetary damages that are paid in full by the Indemnitor, and (iii) the Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnitor of the commencement of any Proceeding and the Indemnitor does not, within ten (10) calendar days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume the defense of such Proceeding, the Indemnitor will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnitee.

           C. Notwithstanding the foregoing, if an Indemnitee determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates (such term in this SECTION 14.09.C shall exclude Dakota Clinic Ltd, its owners and employees) , other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnitor will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

      14.10. PROCEDURE FOR INDEMNIFICATION; OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim covered by
SECTION 14.09 may be asserted by the Indemnitee promptly giving notice to the Indemnitor requesting indemnification and stating in reasonable detail the nature of such matter and the amount of Losses claimed therefor. The Indemnitor shall have fifteen (15) calendar days after receiving such notice to respond. If the Indemnitor accepts responsibility or does not respond within such 15 day period, the Indemnitor shall pay the Indemnitee the full amount of the claim within ten (10) Business Days after responsibility therefor is so determined. If the Indemnitor rejects the claim for indemnification, and the dispute is not resolved by the Indemnitor and Indemnitee within fifteen (15) calendar days, either party may pursue any available remedy, in law or equity. If it is determined after any such Proceeding that the Indemnitor is liable for the claim, it shall pay the Indemnitee the full amount of the claim within ten (10) Business Days after responsibility therefor is so determined or as otherwise ruled in any such Proceeding.

                            SECTION 15.
                              NOTICE

     15.01. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be sufficiently given if personally delivered, mailed by certified or registered mail, return receipt requested, sent by Federal Express (or other guaranteed and receipted delivery service), or sent by facsimile transmission to the following addresses (or such other addresses as specified by written notice timely given to the other parties).

           TO PARACELSUS ND:  Paracelsus Healthcare Corporation
                              Attn: James G. VanDevender
                              515 West Greens Road, Suite 800
                              Houston, Texas 77067
                              Telephone: (281) 774-5115
                              Facsimile:  (281) 774-5110

           WITH A COPY (WHICH
           SHALL NOT CONSTITUTE
           NOTICE) TO:        Michener, Larimore, Swindle, Whitaker,
                              Flowers, Sawyer, Reynolds & Chalk, L.L.P.
                              Attn: Wayne M. Whitaker
                              3500 City Center Tower II
                              301 Commerce Street
                              Fort Worth, Texas 76102
                              Telephone: (817) 335-4417
                              Facsimile: (817) 335-6935

           TO DAKOTA: Dakota Medical Foundation
                              Attn: John L. Hicks, D.D.S.
                              1711 South University Drive
                              Fargo, North Dakota 58109-7067
                              Telephone: (701) 280-4150
                              Facsimile: (701) 280-4552

           WITH A COPY (WHICH
           SHALL NOT CONSTITUTE
           NOTICE) TO:        Dorsey & Whitney LLP
                              Attn: Forrest G. Burke
                              Pillsbury Center South
                              220 South Sixth Street
                              Minneapolis, Minnesota 55402-1498
                              Telephone: (612) 340-6321
                              Facsimile: (612) 340-8827

     Any notice given in accordance with this section is effective three
(3) Business Days after the date on which the same was delivered, deposited, or confirmed, as applicable for the notice procedure used.

                            SECTION 16.
                           MISCELLANEOUS

     16.01. TRANSACTION COSTS AND EXPENSES. Except as specifically provided otherwise herein, each party hereunder shall be responsible for and pay its own costs and expenses, including fees of accountants, attorneys, and other advisors, incurred by it in connection with the Transaction; PROVIDED, HOWEVER, that if the Transaction is not consummated as a result of a breach of this Agreement by any party, such party shall be liable for expenses and costs incurred by the other party, together with all reasonable expenses and costs (including, but not limited to, attorney and expert witness fees) incurred by the other party in connection with enforcing its rights under this Agreement, notwithstanding the provisions of SECTION 12 hereof. Paracelsus ND shall pay all recording fees, documentary stamp Taxes, discretionary surtaxes and intangible Taxes for recording any deeds, assignments, or other instruments in connection with the Transaction. Each of Dakota and Paracelsus ND shall pay one-half
( 1/2 ) of the HSR Act filing fee, provided however in no event shall Dakota be required to pay more than $22,500 of the HSR Act filing fee.

     16.02. ASSIGNABILITY; BINDING EFFECT; THIRD PARTIES.

           A. The rights and obligations of any party under this Agreement may not be assigned or delegated by any party without the prior written consent of the other party, which shall not be unreasonably withheld, except that Paracelsus ND may assign and delegate any of its rights and obligations to any Subsidiary or Affiliate or any successor in a merger, sale of substantially all of its assets, or other similar transaction. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

           B. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies arising from this Agreement on any Person other than the parties and their respective successors or assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to a party, nor shall any provision of this Agreement give any third party a right of subrogation or action against any party, except as otherwise set forth in this Agreement.

     16.03. WAIVER. There can be no waiver of any term, provision, or condition of this Agreement which is not in writing signed by the party against whom the waiver is sought to be enforced. Waiver by any party of the default or breach of any provision of this Agreement by another shall not operate or be construed as a waiver of any subsequent default or breach.

     16.04. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable in any Proceeding, it is the parties' intent that all other provisions of this Agreement shall remain fully valid, enforceable, and binding on the parties.

     16.05. FURTHER ASSURANCES. The parties agree to take such further actions, including the execution and delivery of any documents, as may be required, necessary, or desirable for the performance of this Agreement.

     16.06. ENTIRE AGREEMENT; HEADINGS; INCORPORATION BY REFERENCE. Except as otherwise provided herein with respect to the Prior Agreements, this Agreement together with the other Transaction Documents constitutes the entire agreement between the parties relating to the subject matter hereof,
and supersedes all previous agreements, written or oral.   This Agreement
shall not be amended or modified except by an instrument in writing signed by all parties. Headings are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. All documents, instruments, exhibits, and schedules referred to in this Agreement are incorporated by reference for all purposes.

     16.07. GOVERNING LAW; VENUE; ATTORNEY'S FEES.

           A. Any dispute between the parties relating to this Agreement shall be construed under and in accordance with the laws of the State of North Dakota applicable to contracts between residents of North Dakota that are to be wholly performed within such state.

           B. The parties agree that the United States District Court for the District of North Dakota, Southeastern Division, and the state courts within Cass County, North Dakota shall have exclusive venue and jurisdiction of the same.

           C. The prevailing party in any litigation shall be entitled to recover from the other party reasonable attorney and expert witness fees, and court costs incurred in the same, in addition to any other relief that may be awarded.

     16.08. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one document; and furthermore, a facsimile signature hereon shall be deemed an original.







                  [signatures on following page]

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused same to be duly delivered on their behalf on the day and year first written above.




Paracelsus ND:                   Dakota:

PARACELSUS HEALTHCARE            DAKOTA MEDICAL FOUNDATION
CORPORATION OF NORTH DAKOTA,
INC.


                                 By:
By:                              Name:
Name:                                                             Title:
Title:

                          Schedule 3.12.b


                       RESTRICTED TERRITORY





                             [to come]

                    DAKOTA DISCLOSURE SCHEDULE


4.01. AUTHORIZATION OF TRANSACTION.



4.02. ORGANIZATION; GOOD STANDING.



4.03. CAPITALIZATION.



4.04. NO SUBSIDIARIES OR AFFILIATES.



4.05. LITIGATION AND RELATED MATTERS.



4.06. INSURANCE COVERAGES.



4.07. FINANCIAL STATEMENTS.



4.08. NO UNDISCLOSED LIABILITIES.



4.09. JOINT PARTNER LIABILITIES.



4.10. COMPLIANCE WITH PRIOR AGREEMENTS.



4.11. COMPLIANCE WITH LEGAL REQUIREMENTS.



4.12. GOOD TITLE TO DAKOTA PARTNERSHIP INTEREST.



4.13. NO CONFLICT; EFFECT OF AGREEMENT.



4.14. TAXES.



4.15. SOLVENCY.



4.16. NO OTHER AGREEMENTS.



4.17. NO BROKER'S FEE.



4.18 NO CONSENTS REQUIRED.



4.19. STATEMENTS TRUE AND CORRECT.






Initials:

                  Partnership Disclosure Schedule


5.01. ORGANIZATION; GOOD STANDING.



5.02. CAPITALIZATION.



5.03. FULL AND COMPLETE INFORMATION.



5.04. COMPLIANCE WITH PRIOR AGREEMENTS.



5.05. STATEMENTS TRUE AND CORRECT.


















Initials:

                 Paracelsus ND Disclosure Schedule


6.01. AUTHORIZATION OF TRANSACTION.



6.02. ORGANIZATION; GOOD STANDING.



6.03. NO CONSENTS REQUIRED.



6.04. STATEMENTS TRUE AND CORRECT.






















Initials: